                            SCHEDULE 14A INFORMATION

          PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
                     EXCHANGE ACT OF 1934 (AMENDMENT NO. 2)

Filed by the Registrant [X]

Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[ ]  Preliminary Proxy Statement               [ ]  Confidential, for Use of the Commission
[X]  Definitive Proxy Statement                Only (as permitted by Rule 14a-6(e)(2))
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-12

                              Del Webb Corporation
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.

[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

     (1)  Title of each class of securities to which transaction applies:

--------------------------------------------------------------------------------

     (2)  Aggregate number of securities to which transaction applies:

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     (3)  Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

--------------------------------------------------------------------------------

     (4)  Proposed maximum aggregate value of transaction:



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     (5)  Total fee paid:



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[ ]  Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1)  Amount Previously Paid:

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     (2)  Form, Schedule or Registration Statement No.:

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     (3)  Filing Party:

--------------------------------------------------------------------------------

     (4)  Date Filed:

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

                                [DEL WEBB LOGO]
                                PHOENIX, ARIZONA

    ------------------------------------------------------------------------

                         ANNUAL MEETING OF SHAREHOLDERS
    ------------------------------------------------------------------------

                                NOVEMBER 4, 1998
    ------------------------------------------------------------------------

                           NOTICE AND PROXY STATEMENT
    ------------------------------------------------------------------------

                                [DEL WEBB LOGO]
                         ------------------------------

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                              AND PROXY STATEMENT

                                NOVEMBER 4, 1998
                         ------------------------------

     NOTICE IS HEREBY GIVEN that the Annual Meeting of the Shareholders (the "Annual Meeting") of DEL WEBB CORPORATION, a Delaware corporation (the "Company"), will be held at the Ocala/Silver Springs Hilton, 3600 S.W. 36th Avenue, Ocala, Florida 34474, on Wednesday, November 4, 1998, at 9:00 a.m., Eastern Standard Time, for the purposes of:

        1. Electing three Class II Directors for three-year terms expiring at the Annual Meeting of Shareholders to be held in 2001 or until their successors have been duly elected and qualified;

        2. Approving the Del Webb Corporation 1998 Director Stock Plan;

        3. Approving the Del Webb Corporation 1998 Executive Long-Term Incentive Plan;

        4. Ratifying the appointment of KPMG Peat Marwick LLP as the principal independent public accounting firm of the Company for the year ending June 30, 1999; and

        5. Transacting such other business as may properly come before the Annual Meeting.

     The Board of Directors has fixed the close of business on September 14, 1998 as the Record Date for shareholders entitled to notice of and to vote at the Annual Meeting and any adjournments thereof.

     IN ORDER THAT ADEQUATE PREPARATIONS MAY BE MADE FOR THE ANNUAL MEETING, PLEASE MARK YOUR PROXY IF YOU WISH TO ATTEND. A MEETING ATTENDANCE CARD WILL BE MAILED TO YOU PROMPTLY TO FACILITATE YOUR ATTENDANCE.

     WHETHER OR NOT YOU INTEND TO BE PRESENT AT THE ANNUAL MEETING, PLEASE MARK, SIGN AND DATE THE ENCLOSED PROXY AND MAIL IT IN THE ACCOMPANYING ENVELOPE OR VOTE YOUR PROXY BY TELEPHONE AS DESCRIBED IN THE INSTRUCTIONS ON THE PROXY CARD. THE PROXY MAY BE REVOKED AT ANY TIME PRIOR TO THE ANNUAL MEETING BY WRITTEN NOTICE TO THE SECRETARY OF THE COMPANY, BY VOTING IN PERSON AT THE ANNUAL MEETING, OR BY SUBMITTING A LATER DATED PROXY BY MAIL OR USING THE TELEPHONE VOTING PROCEDURES.

                                         On Behalf of the Board of Directors

                                                DONALD V. MICKUS
                                                Vice President,
                                            Secretary and Treasurer
Phoenix, Arizona
Dated: September 28, 1998

                                [DEL WEBB LOGO]
                             6001 NORTH 24TH STREET
                             PHOENIX, ARIZONA 85016
                                  602-808-8000

                         ------------------------------

                                PROXY STATEMENT
                         ANNUAL MEETING OF SHAREHOLDERS

                         TO BE HELD ON NOVEMBER 4, 1998

                         ------------------------------

SOLICITATION OF PROXY

     This Proxy Statement has been prepared in connection with the Board of Directors' solicitation of the enclosed proxy for the 1998 Annual Meeting of Shareholders of Del Webb Corporation, a Delaware corporation (the "Company"), to be held on November 4, 1998, at 9:00 a.m., Eastern Standard Time, at the Ocala/Silver Springs Hilton, 3600 S.W. 36th Avenue, Ocala, Florida 34474. The solicitation of the enclosed form of proxy is made by the Board of Directors of the Company and the cost of the solicitation will be borne by the Company. The Proxy Statement has been furnished to the record holders of shares of common stock, $.001 par value, of the Company (the "Common Stock") at the close of business on September 14, 1998 (the "Record Date"). The accompanying Notice of Annual Meeting, this Proxy Statement, and the enclosed proxy are being mailed on or about September 28, 1998 to holders of shares of Company Common Stock on the Record Date.

     The Annual Meeting is for the purposes of:

        1. Electing three Class II Directors for three-year terms expiring at the Annual Meeting of Shareholders to be held in 2001 or until their successors have been duly elected and qualified;

        2. Approving the Del Webb Corporation 1998 Director Stock Plan;

        3. Approving the Del Webb Corporation 1998 Executive Long-Term Incentive Plan;

        4. Ratifying the appointment of KPMG Peat Marwick LLP as the principal independent public accounting firm of the Company for the year ending June 30, 1999; and

        5. Transacting such other business as may properly come before the Annual Meeting.

INFORMATION AS TO VOTING SECURITIES

     As of the Record Date, the outstanding securities of the Company entitled to a vote at the meeting consisted of 18,106,536 shares of Common Stock, each share being entitled to one vote. A majority of the outstanding shares entitled to vote shall constitute a quorum for the conduct of business.

ACTION TO BE TAKEN UNDER THE PROXIES

     If the enclosed proxy is properly returned by dating, signing, and mailing, or the proxy is voted properly using the telephone voting procedures, and choices are specified, the shares represented thereby will be voted at the Annual Meeting in accordance with those instructions. If no instructions are given with respect to the matters to be acted on, the persons acting under the proxies will vote the shares represented thereby in favor of the election of the nominees for directors named herein; in favor of the Del Webb Corporation 1998 Director Stock Plan; in favor of the Del Webb Corporation 1998 Executive Long-Term Incentive Plan; in favor of ratification of the appointment of KPMG Peat Marwick LLP as the principal independent public accounting firm of the Company for the year ending June 30, 1999; and at their discretion as to such other business as may come before the meeting or any adjournment thereof. The Board of Directors is not aware of any other business to be brought before the meeting. If other proper matters or matters of which the Board is not aware a reasonable time prior to the meeting are introduced, then, to the extent permissible by law, the persons named in the enclosed proxy will vote the shares they represent in accordance with their judgment.

     The presence at the Annual Meeting, in person or by proxy, of holders of a majority of the outstanding shares of Common Stock entitled to vote will constitute a quorum for the transaction of business. Abstentions will be treated as shares that are present and entitled to vote for purposes of determining the presence of a quorum, but as unvoted for purposes of determining the approval of any matter submitted to the shareholders for a vote. If a broker indicates on the proxy that it does not have discretionary authority as to certain shares to vote on a particular matter, those shares will not be considered present and entitled to vote with respect to that matter, but will be considered present and entitled to vote for determining the presence of a quorum. As used herein, "uninstructed shares" means shares held by a broker who has not received instructions from its customers on such matters and the broker has so notified the Company on a proxy form in accordance with industry practice or has otherwise advised the Company that it lacks voting authority. As used herein, "broker non-votes" means the votes that could have been cast on the matter in question by brokers with respect to uninstructed shares if the brokers had received their customers' instructions. Although there are no controlling precedents under Delaware law regarding the treatment of such broker votes in certain circumstances, the Company intends to apply the principles set forth herein.

     Election of Directors: Directors are elected by a plurality and the three nominees who receive the most votes will be elected. Abstentions and broker non-votes will not be taken into account in determining the outcome of the election.

     Approval of the Del Webb Corporation 1998 Director Stock Plan: To be adopted, the Director Stock Plan must receive the affirmative vote of the majority of the shares of Common Stock present in person or by proxy at the meeting and entitled to vote. Uninstructed shares are not entitled to vote on this matter, and therefore broker non-votes do not affect the outcome. Abstentions have the effect of negative votes.

     Approval of the Del Webb Corporation 1998 Executive Long-Term Incentive
Plan: To be adopted, the Executive Long-Term Incentive Plan must receive the affirmative vote of the majority of the shares of Common Stock present in person or by proxy at the meeting and entitled to vote. Uninstructed shares are not entitled to vote on this matter, and therefore broker non-votes do not affect the outcome. Abstentions have the effect of negative votes.

     Ratification of Appointment of KPMG Peat Marwick LLP: To be ratified, this matter must receive the affirmative vote of the majority of the shares of Common Stock present in person or by proxy at the meeting and entitled to vote. Uninstructed shares are entitled to vote on this matter. Therefore, abstentions and broker non-votes have the effect of negative votes.

     All shareholders with valid meeting attendance cards will be admitted to the Annual Meeting. Shareholders who have beneficial ownership of Common Stock that is held by a bank or broker (often referred to as "holding in street name") should bring account statements or letters from their banks or brokers indicating that they owned Company Common Stock as of the Record Date. Accordingly, if you plan to attend the meeting, please mark the box provided on your proxy card so that we may send you an attendance card. If you vote by telephone, you can request an attendance card when you vote. Shareholders also may obtain an attendance card by submitting a written request to the Secretary of the Company.

     A shareholder executing and returning a proxy has the power to revoke it at any time prior to the Annual Meeting by giving written notice of revocation to the Secretary of the Company, by voting in person at the meeting, or by submitting a later dated proxy by mail or using the telephone voting procedures as described on the proxy card.

                                   PROPOSAL 1
                             ELECTION OF DIRECTORS

     The Board has nominated the three directors named below to serve three-year terms as Class II Directors. The election of the nominees requires a plurality of the votes cast with a quorum present.

                       THE BOARD OF DIRECTORS RECOMMENDS
                A VOTE "FOR" ELECTION OF THE CLASS II DIRECTORS.

DIRECTORS AND NOMINEES

     The Board of Directors currently has ten members, three members in Class I, three members in Class II, and four members in Class III. At the Annual Meeting of Shareholders on November 4, 1998, three directors in Class II will be elected to serve until the Annual Meeting of Shareholders in 2001, or until their successors are elected and qualified. Hugh F. Culverhouse, Jr., a director since 1990, retired from the Company's Board of Directors in April 1998. Kenny C. Guinn, a director of the Company since 1994, retired from the Company's Board of Directors in December 1997. Additionally, in May 1998, LeRoy C. Hanneman, Jr. was appointed by the Board to Class I.

     It is not anticipated that any nominee for election as a director will become unable to accept nomination but, if such an event should occur, the person or persons acting under the proxies will vote for a substitute nominee designated by the Board of Directors or the remaining nominees if no substitute is nominated.

                             NOMINEES FOR ELECTION
                    FOR TERM EXPIRING AT 2001 ANNUAL MEETING
                                    CLASS II

     D. KENT ANDERSON, 57, a director of the Company since 1994, has served as Executive Banking Officer of Compass Bank since 1996. He served as Chairman of the Board and Chief Executive Officer of Post Oak Bank from 1991 until 1996. Mr. Anderson is an advisory director of Compass Bank and a director of Sam Houston Race Park.

     MICHAEL E. ROSSI, 54, a director of the Company since 1994, was Vice Chairman of BankAmerica Corporation from 1991 until his retirement in 1997. Mr. Rossi is a director of United Pacific Resources.

     SAM YELLEN, 67, a director of the Company since 1991, was a partner with KPMG Peat Marwick LLP from 1968 until his retirement in 1990. Mr. Yellen is a director of Downey Financial Corporation and LTC Properties, Inc.

                              CONTINUING DIRECTORS
                    FOR TERM EXPIRING AT 1999 ANNUAL MEETING
                                   CLASS III

     PHILIP J. DION, 53, has been the Company's Chairman of the Board and Chief Executive Officer since 1987. Mr. Dion joined the Company in 1982 and held various positions in the Company until his appointment as Chairman of the Board and Chief Executive Officer. Mr. Dion is a director of Boyd Gaming Corporation.

     MICHAEL O. MAFFIE, 50, a director of the Company since 1997, has served as President and Chief Executive Officer of Southwest Gas Corporation since 1993 and is also a member of its Board of Directors. Mr. Maffie has held various executive positions with Southwest Gas since 1978, including President and Chief Operating Officer from 1988 to 1993. Mr. Maffie is a director of Boyd Gaming Corporation.

     J. RUSSELL NELSON, 68, a director of the Company since 1983, was Dean of Business and Administration of the University of Colorado from 1989 until his retirement in 1992 and was President of Arizona State University from 1981 to 1989.

     PETER A. NELSON, 66, a director since 1984, was Senior Vice President of Marketing of McDonald's Corporation from 1984 until his retirement in 1990.

                              CONTINUING DIRECTORS
                    FOR TERM EXPIRING AT 2000 ANNUAL MEETING
                                    CLASS I

     LEROY C. HANNEMAN, JR., 51, a director since May 1998, was named the Company's President and Chief Operating Officer in May 1998. Mr. Hanneman joined the Company in 1972 and held various positions in the Company, including Executive Vice President from 1996 to 1998, until his appointment as President and Chief Operating Officer.

     GLENN W. SCHAEFFER, 44, a director of the Company since 1997, has served as President and Chief Financial Officer of Circus Circus Enterprises, Inc. since 1995 and served as President, CFO and Treasurer from 1984 until his departure in 1993. Prior to returning to Circus Circus in 1995, Mr. Schaeffer was a principal with Goldstrike Resorts from 1993 to 1995. Mr. Schaeffer is also a director of Circus Circus Enterprises, Inc. and Weider Nutrition International, Inc.

     C. ANTHONY WAINWRIGHT, 65, a director of the Company since 1988, has been Vice Chairman of McKinney and Silver since 1997. From 1995 until 1997, Mr. Wainwright was Chairman of the advertising agency of Harris, Drury, Cohen, Inc. From 1989 until 1995, Mr. Wainwright was Vice Chairman of the advertising agency of Campbell-Mithun-Esty. Mr. Wainwright is a director of American Woodmark Corporation, Gibson Greetings, Inc., Caribiner International, Advanced Polymer Systems, Inc., and Marketing Services Group, Inc.

MEETINGS OF THE BOARD OF DIRECTORS

     During the fiscal year ending June 30, 1998, the Board of Directors held four regular meetings and one special meeting. All members of the Board attended more than 75% of the meetings of the Board and the committees on which they serve.

COMMITTEES OF THE BOARD OF DIRECTORS

     The Board of Directors appoints an Audit Committee, Executive Committee, Finance Committee, Human Resources Committee, and Nominating Committee.

     Audit Committee. None of the members of the Audit Committee is an employee of the Company. The Audit Committee makes recommendations to the Board concerning the selection of independent auditors, reviews the scope and results of independent and internal audits, and monitors the sufficiency of internal auditing, accounting and financial controls. In addition, the Audit Committee monitors the Company's Code of Conduct, which is administered by the Company's Ethics Committee. The Audit Committee held three regular meetings during the year ended June 30, 1998.

     Executive Committee. The Executive Committee acts on Board matters that arise between meetings of the full Board of Directors. The Executive Committee held one special meeting during the year ended June 30, 1998.

     Finance Committee. The Finance Committee is responsible for oversight of all corporate financial matters including the following: the Company's capital structure; the Company's financial performance; management's expenditure limits; annual operating budgets; financial arrangements with respect to mergers and acquisitions of business units; the Company's dividend policy; policies of short-term investments; external relationships with bankers and other financial third parties; financial covenants; and insurance and bonding programs. The Finance Committee held three regular meetings during the year ended June 30, 1998.

     Human Resources Committee. The Human Resources Committee functions as the Company's compensation committee and is responsible for reviewing and recommending for approval by the Board of Directors the compensation of executives with a base pay in excess of $200,000, including such employees' participation in stock option and restricted stock plans and incentive plans. The Human Resources Committee also reviews the compensation, benefits (including executive perquisites), management development, organizational development, and affirmative action policies and programs of the Company. Certain employee benefit plans may also be submitted by the Human Resources Committee to the Board for its approval, review, and final determination. The Human Resources Committee held two regular meetings and two special meetings during the year ended June 30, 1998.

     Nominating Committee. The Nominating Committee reviews and recommends changes in the size and composition of the Board of Directors and evaluates and recommends candidates for election to the Board of Directors and appointment to Board committees. The Nominating Committee will consider proposals for nomination from shareholders that are made in writing to the Secretary, that are timely and that contain sufficient background information concerning the nominee to enable proper judgment to be made as to his or her qualifications. The Nominating Committee held two meetings during the year ended June 30, 1998.

     The composition of each committee currently is as follows:

AUDIT COMMITTEE          EXECUTIVE COMMITTEE
------------------------ ------------------------
Sam Yellen*              Peter A. Nelson*
Michael E. Rossi         Philip J. Dion

HUMAN RESOURCES
  COMMITTEE              FINANCE COMMITTEE        NOMINATING COMMITTEE
------------------------ ------------------------ ------------------------
Peter A. Nelson*         J. Russell Nelson*       J. Russell Nelson*
Michael O. Maffie        D. Kent Anderson         C. Anthony Wainwright
C. Anthony Wainwright    LeRoy C. Hanneman, Jr.   Sam Yellen
                                                  Philip J. Dion,
                         Glenn W. Schaeffer       Ex-Officio

       ----------------------
       * Chair.

COMPENSATION OF DIRECTORS

     Directors who are not officers of the Company receive an annual retainer of $24,000, a meeting fee of $2,000 for each meeting of the Board and a meeting fee of $1,000 for each meeting of a committee thereof. A director who serves as Chair of the Audit, Finance or Human Resources Committee receives an additional $5,000 annually, and a director who serves as Chair of the Nominating Committee or the Executive Committee receives an additional $2,500 annually. Directors who are not officers and who devote time to committee-related activities other than attendance at meetings may be paid a per diem fee equal to the meeting fee for such additional service.

     Nonemployee directors of the Company are eligible to participate in both the Del Webb Corporation Director Stock Plan and the Del Webb Corporation 1995 Director Stock Plan. These plans provide for the aggregate automatic annual grant of options for 2,000 shares of Common Stock to eligible nonemployee directors and provide the opportunity for nonemployee directors to defer all or a portion of their annual retainer into stock options and/or restricted stock. The automatic annual grants are made at the fair market value on the date of grant, November 20 of each calendar year. Each option granted under this feature will expire on the tenth anniversary of the date of grant. Participants are entitled to exercise the options at any time after the options vest and before the options expire. One-third of the options vest on each of the first, second and third anniversaries of the date of grant.

     On or before December 31 of each year, each nonemployee director has the ability to elect to exchange any portion or all of his or her annual retainer for the fiscal year commencing on July 1 of the next calendar year for stock options or restricted stock. The election is irrevocable for the period made. Each director may also elect to defer up to 100% of his or her annual retainer and meeting fees under the Del Webb Corporation Deferred Compensation Plan. Under this plan, the irrevocable deferral election must be made on or before December 15 each year in order to be in effect for the following calendar year.

     Additionally, if approved by the Company's shareholders at the Annual Meeting, the Del Webb Corporation 1998 Director Stock Plan (the "1998 Director Stock Plan") will be available to eligible nonemployee directors. The 1998 Director Stock Plan contains substantially the same terms and provides similar benefits as the Del Webb Corporation Director Stock Plans discussed above, except that the 1998 Director Stock Plan also permits discretionary option grants to be made to nonemployee directors, and provides for the automatic grant of options to purchase 6,000 shares of Common Stock when a nonemployee director is newly appointed. The 1998 Director Stock Plan also provides for an automatic one time grant to recent nonemployee director appointees of options to purchase Common Stock in an amount equal to the difference between 6,000 and the number of options that have been previously granted to such director under any Company stock plan. See "Proposal
2 -- Approval of the Del Webb Corporation 1998 Director Stock Plan."

                      REPORT OF HUMAN RESOURCES COMMITTEE
                           OF THE BOARD OF DIRECTORS
                           ON EXECUTIVE COMPENSATION

     The executive compensation policies of the Company have been developed to further the Company's strategic mission of being a leader in the industries in which it participates and maximizing shareholder value. To meet these business objectives, the Company maintains a policy that the compensation of all executive officers should emphasize the relationship between pay and performance by including variable, at-risk compensation that depends upon the financial performance and the strategic positioning of the Company. To this end, the Company provides compensation levels necessary to attract and retain high-quality executives, to motivate key executives to achieve or exceed corporate financial and operational goals, and to contribute to the short- and long-term interests of shareholders.

     The Human Resources Committee (for purposes of the Report of Human Resources Committee only, the "Committee") of the Board of Directors oversees the Company's executive compensation program for executives with a base pay in excess of $200,000, evaluates the performance of corporate officers, and considers management succession and related matters. The Committee reviews with the Board all aspects of compensation for the Chief Executive Officer, Mr. Dion, and the compensation of all other executives. The Committee currently is comprised of three independent, nonemployee directors.

     The Company's executive compensation program consists of two key elements:
(1) an annual cash component, which consists of base salary and an annual bonus;
(2) a long-term component, which consists of grants of stock options and shares of restricted stock and participation in the Company's retirement programs, including the Company's Supplemental Executive Retirement Plans described in "Supplemental Retirement Plans" below. The policies with respect to each of these elements, as well as the basis for determining the compensation of Mr. Dion, are described below.

                                ANNUAL COMPONENT

BASE SALARY

     The Committee reviews each executive's base salary. Base salaries for executive officers are determined by evaluating each individual's performance, experience, and level of responsibility in comparison to similar positions within the Company and in the homebuilding industry. In establishing salaries for fiscal 1998, the Committee considered each executive's contributions during the past fiscal year and the competitive market for equally qualified executives. In fiscal 1998, the Committee authorized increases in the base salaries of the executive officers listed in the Summary Compensation Table on page 10 other than Mr. Dion, in the range of 0% to 33.3%.

     Mr. Dion's base salary for the year ended June 30, 1998, was established under the terms of an Employment and Consulting Agreement dated July 10, 1996, which provides for a base salary of

$500,000. See "Compensation of Executive Officers -- Employment Agreements." Mr. Dion's base salary was below the average of the base compensation of the chief executive officers of the nine homebuilding companies included in the Composite Index described on page 15 (the "Peer Group").

ANNUAL BONUS

     The Company's annual bonus awards are a significant component of executive compensation, reflecting the Company's belief that compensation should be linked to performance. Under the Del Webb Corporation Executive Incentive Plan (the "Management Incentive Plan"), annual bonuses paid to executives employed at the corporate headquarters are based on the financial performance (consolidated net earnings) of the entire Company. Executives assigned to operations are evaluated upon both the financial performance (project cash flow and net earnings) of the operating community or division to which the executives are assigned and the financial performance of the entire Company. The Committee predetermines target annual bonuses for each executive, and for fiscal 1998 these target bonuses for the named executive officers, other than Mr. Dion, were set at from 60% to 75% of the executive's annual base salary. In years in which the Company's financial performance (including cash flow and net earnings) exceeds target performance, an executive could earn an annual bonus of up to 200% of the target amount; however, in the years in which the Company's financial performance does not meet target performance, bonus payments can be reduced or eliminated. In fiscal 1998, annual bonuses paid to the four highest paid executives, other than Mr. Dion, represented 105% to 117% of their annual base salary.

     Mr. Dion received an annual bonus under the Management Incentive Plan of $1,400,000 which, together with his base salary, represented an increase of 11.8% in Mr. Dion's aggregate cash compensation for fiscal 1998 over fiscal 1997. The Management Incentive Plan, which was designed so that awards could be tax-deductible for the Company under Section 162(m) of the Internal Revenue Code, was adopted by the Board of Directors and approved by the Company's shareholders in 1995.

     The Committee established three criteria at the beginning of fiscal year 1998 to use in evaluating Mr. Dion's performance under the Management Incentive
Plan: (i) after-tax earnings of the Company; (ii) net margin percentage achieved for the 1998 fiscal year financial results; and (iii) the Company's ranking within the Peer Group for return on equity. Based upon these criteria, the maximum performance award that could have been made to Mr. Dion was $1,589,000. In setting the actual bonus award at $1,400,000, the Committee considered that fiscal year 1998 was the best year in the history of the Company in terms of sales, operating earnings, net earnings and earnings per share with home sales for fiscal 1998 12% above those of the previous year. Excluding the SFAS 121 writedown in fiscal year 1996, fiscal year 1998 was the fourth consecutive year of record earnings from continuing operations. The Committee also considered certain qualitative factors, such as Mr. Dion's vision and long-term focus on running the Company, his leadership in the development and growth of the Company management team, and his accomplishment of major strategic objectives, such as entering the Florida retirement market through the opportunistic acquisition of Spruce Creek Communities and completing significant development activities at the new large scale communities in Chicago, Las Vegas, Phoenix and northern California.

                             LONG-TERM COMPENSATION

STOCK OPTIONS AND RESTRICTED STOCK

     Long-term compensation comprises a substantial portion of total executive compensation in order to retain executives, motivate them to improve the long-term value of the Company's stock, and to further the Company's objective of linking compensation to performance. Long-term incentive compensation includes both stock options and shares of restricted stock, which contain vesting and restriction periods that are conditioned upon the executive's continued employment. Consequently, the Company is able to maintain a cohesive management team and to focus management's attention on the long-term interests of the Company and the shareholders. When awarding long-term compensation, the Committee examines the executive's level of responsibility, prior compensation, previous long-term incentive awards, individual performance criteria, and industry practices relating to similar compensation. Stock options directly link executive rewards to the stock market's assessment of the Company's success, while restricted stock provides a strong retention device as well as an effective method for increasing executive stock ownership, thus encouraging a personal proprietary interest, close identification with the Company and an alignment of interests with those of the shareholders. All stock options granted to the named executive officers during fiscal 1998 were granted at the prevailing market price at the time of grant with vesting over five years and will have value only if the price of the Company's Common Stock increases. All shares of restricted stock granted to the named executive officers during fiscal 1998 have restrictions that lapse over five years. This incentive structure focuses management attention on maximizing shareholder wealth in the long term. Grants of stock options and restricted stock are made under various stock plans, each of which has been approved by the Company's Board of Directors and shareholders.

     Both restricted share awards and stock option grants were determined as a percentage of base salary, which varied with each executive's responsibilities and relative position within the Company. Restricted shares awarded in fiscal 1998 represented approximately 34% to 109% of base salary for the named executives other than Mr. Dion. Mr. Dion's award of restricted stock represented approximately 58% of his base salary.

     Section 162(m) of the Internal Revenue Code generally disallows deductions to public companies for executive compensation in excess of $1 million to named executive officers. This deduction limitation does not apply to "performance-based" executive compensation. The Company's policy is to comply with the requirements of Section 162(m) and maintain deductibility for all executive compensation, except in circumstances where the Committee concludes on an informed basis, in good faith, and with the honest belief that it is in the best interest of the Company and the shareholders to take actions with regard to the payment of executive compensation which do not qualify for tax deductibility.

                           HUMAN RESOURCES COMMITTEE

                             Peter A. Nelson, Chair
                               Michael O. Maffie
                             C. Anthony Wainwright

                       COMPENSATION OF EXECUTIVE OFFICERS

     The following tables set forth information concerning compensation of the persons named for services in all capacities to the Company and its subsidiaries for the periods indicated therein.

                           SUMMARY COMPENSATION TABLE

                                                                           LONG-TERM
                                                                      COMPENSATION AWARDS
                                                                     ----------------------
                                             ANNUAL COMPENSATION      RESTRICTED               ALL OTHER
                                            ----------------------      STOCK       OPTIONS   COMPENSATION
NAME AND PRINCIPAL POSITION           YEAR  SALARY($)    BONUS($)    AWARDS($)(1)     (#)        ($)(2)
---------------------------           ----  ---------   ----------   ------------   -------   ------------
Philip J. Dion......................  1998  $500,000    $1,400,000     $288,750     30,000      $10,825
  Chairman of the Board and           1997  $500,000    $1,200,000     $216,969     29,400      $ 9,302
  Chief Executive Officer             1996  $500,000    $1,200,000     $626,250     42,000      $ 8,356
LeRoy C. Hanneman, Jr...............  1998  $324,038    $  454,300     $354,065     37,000      $ 8,566
  President and Chief Operating
     Officer                          1997  $298,077    $  362,300     $ 90,063     12,000      $ 8,403
                                      1996  $190,385    $  250,000     $135,688     15,000      $ 6,984
Frank D. Pankratz...................  1998  $245,000    $  257,500     $ 82,500      8,500      $ 7,380
  Senior Vice President and           1997  $245,000    $  240,500     $ 65,500      7,500      $ 5,494
  General Manager -- Sun City         1996  $241,154    $  175,000     $135,688     15,000      $ 5,260
  Summerlin and Sun City MacDonald
     Ranch
Charles T. Roach....................  1998  $206,154    $  229,400     $ 82,500      8,500      $ 8,291
  Senior Vice President and           1997  $193,654    $  177,000     $ 65,500      7,500      $ 7,801
  General Manager -- Sun City         1996  $181,154    $  181,300     $135,688     15,000      $ 7,203
  West and Sun City Grand
John A. Spencer.....................  1998  $199,231    $  239,100     $ 82,500      8,500      $ 7,697
  Senior Vice President and           1997  $187,885    $  192,700     $ 65,500      7,500      $ 7,203
  Chief Financial Officer             1996  $187,154    $  191,500     $104,375     12,500      $ 6,939

---------------
(1) At June 30, 1998, aggregate restricted shareholdings in shares (and dollars) were 48,850 ($1,267,071) for Mr. Dion, 24,800 ($643,262) for Mr. Hanneman,
    12,600 ($326,819) for Mr. Pankratz, 12,600 ($326,819) for Mr. Roach, and
    11,700 ($303,475) for Mr. Spencer. Dividends subsequent to the acceptance date of restricted stock awards are paid directly to the executives.

(2) Includes fiscal 1998 contributions by the Company to the retirement savings plan of $5,000, $5,250, $4,712, $4,975, and $4,727 for Messrs. Dion,
    Hanneman, Pankratz, Roach, and Spencer, respectively. This column also includes the portion of fiscal 1998 premium payments attributable to term coverage under the Key Executive Life Plans ("KELPs") in the amount of $5,825, $3,316, $2,668, $3,316, and $2,970 for Messrs. Dion, Hanneman,
    Pankratz, Roach, and Spencer, respectively. The KELPs are group life insurance plans implemented in May 1991 ("KELP I" for 53 key executives), April 1992 ("KELP II" for the same 53 key executives), and September 1995 ("KELP +" for 57 key executives). The Company pays the annual premiums on the policies; however, upon death or retirement, the aggregate of the annual premiums is repaid to the Company. The coverage amounts under KELP I are $1,503,630, $751,815, $751,815, $751,815 and $751,815 for Messrs. Dion,
    Hanneman, Pankratz, Roach, and Spencer, respectively. The coverage amounts under KELP II are $1,416,519, $709,260, $709,260, $709,260, and $709,260 for
    Messrs. Dion, Hanneman, Pankratz, Roach, and Spencer, respectively. The coverage amounts under KELP + are $1,191,016, $1,191,016, $1,191,016,
    $1,191,016, and $1,191,016 for Messrs. Dion, Hanneman, Pankratz, Roach, and Spencer, respectively.

                       OPTION GRANTS IN LAST FISCAL YEAR

                                              INDIVIDUAL GRANTS
                          ----------------------------------------------------------    POTENTIAL REALIZABLE
                             NUMBER OF                                                 VALUE AT ASSUMED ANNUAL
                            SECURITIES       PERCENT OF                                    RATES OF STOCK
                            UNDERLYING      TOTAL OPTIONS                                APPRECIATION OPTION
                              OPTIONS        GRANTED TO      EXERCISE                           TERM
                              GRANTED       EMPLOYEES IN      OR BASE     EXPIRATION   -----------------------
NAME                          (#)(1)         FISCAL YEAR    PRICE($/SH)      DATE        5%($)        10%($)
----                      ---------------   -------------   -----------   ----------   ----------   ----------
Philip J. Dion..........      30,000            8.46%         $20.625      11/06/07     $389,129     $986,128
LeRoy C. Hanneman,
  Jr....................      12,000            3.38%         $20.625      11/06/07     $155,651     $394,451
                              25,000            7.05%         $25.094      05/11/08     $394,537     $999,834
Frank D. Pankratz.......       8,500            2.40%         $20.625      11/06/07     $110,253     $279,403
Charles T. Roach........       8,500            2.40%         $20.625      11/06/07     $110,253     $279,403
John A. Spencer.........       8,500            2.40%         $20.625      11/06/07     $110,253     $279,403

---------------

(1) All options granted during fiscal 1998 vest equally over a five-year period commencing on the date of grant.

              AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR AND
                         FISCAL YEAR END OPTION VALUES

                                                                     NUMBER                     VALUE OF
                                                                  OF SECURITIES                UNEXERCISED
                                                                   UNDERLYING                 IN-THE-MONEY
                                  SHARES                     UNEXERCISED OPTIONS AT            OPTIONS AT
                                ACQUIRED ON      VALUE          JUNE 30, 1998(#)            JUNE 30, 1998($)
NAME                            EXERCISE(#)   REALIZED($)   EXERCISABLE/UNEXERCISABLE   EXERCISABLE/UNEXERCISABLE
----                            -----------   -----------   -------------------------   -------------------------
Philip J. Dion................    70,000      $1,141,930         310,280/78,720            $4,045,900/$511,899
LeRoy C. Hanneman, Jr.........     2,500      $   48,503          61,000/55,600            $  729,253/$222,228
Frank D. Pankratz.............    44,400      $  707,244          44,000/23,500            $  441,950/$148,106
Charles T. Roach..............         0      $        0          40,100/23,500            $  401,261/$148,106
John A. Spencer...............    16,000      $  250,195          59,600/22,000            $  721,177/$140,511

SUPPLEMENTAL EXECUTIVE RETIREMENT PLANS

     The Company has two Supplemental Executive Retirement Plans ("SERPs"):
"SERP I," effective January 1, 1986, and "SERP II," effective January 1, 1989. Under the SERPs, executive officers of the Company and its subsidiaries, as designated by the Company's Chief Executive Officer, or the Board in the case of the Chief Executive Officer, are eligible to receive benefits upon their retirement, death, disability, or termination of employment. Mr. Dion is a participant of SERP I and Messrs. Hanneman, Pankratz, Roach, and Spencer are participants of SERP II. Mr. Dion's benefit under SERP I is payable, without actuarial reduction, at age 55. Mr. Hanneman's benefit under SERP II is payable, without actuarial reduction, at age 62. The benefits of Messrs. Pankratz, Roach, and Spencer under SERP II are payable at age 65 and are subject to a 3% per year actuarial reduction if paid earlier. The following table sets forth estimated annual retirement benefits for participants of SERP I and SERP II, respectively, at a specified "average participating compensation" level (based on the participant's highest average annual total of salary and bonuses during any five calendar years out of the seven consecutive calendar years of employment with the Company that will produce the highest amount, less certain offsets) and years of service classifications:

                       SERP I                  SERP II
PARTICIPATING     YEARS OF SERVICE         YEARS OF SERVICE
COMPENSATION    ---------------------   ----------------------
    LEVEL          10      20 OR MORE      10       20 OR MORE
-------------   --------   ----------   --------    ----------
 $  150,000     $ 52,500   $  105,000   $ 45,000    $   90,000
    250,000       87,500      175,000     75,000       150,000
    350,000      122,500      245,000    105,000       210,000
    450,000      157,500      315,000    135,000       270,000
    550,000      192,500      385,000    165,000       330,000
    650,000      227,500      455,000    195,000       390,000
    850,000      297,500      595,000    255,000       510,000
  1,050,000      367,500      735,000    315,000       630,000
  1,250,000      437,500      875,000    375,000       750,000
  1,450,000      507,500    1,015,000    435,000       870,000
  1,650,000      577,500    1,155,000    495,000       990,000

     Offsets not reflected in the above table include reductions for the equivalent of benefits received from employer contributions to the Retirement Savings Plan and certain predecessor or successor plans and 50% of the participant's maximum Social Security benefit at age 65. A participant becomes vested in retirement benefits pursuant to the SERPs at the rate of 10% per year in which the participant has been continuously employed with the Company since January 1, 1981 or their date of hire, whichever is later. In addition, Mr. Dion is credited with 1.5 years of service for each year of service with the Company after January 1, 1989. The estimated credited years of service and "average participating compensation level" at August 31, 1998 for each of the individuals named in the Summary Compensation Table is as follows: under SERP I, Mr. Dion, 21 years and $1,200,000; and under SERP II, Mr. Hanneman, 17.5 years and $445,000, Mr. Pankratz, 11.5 years and $370,000, Mr. Roach, 17.5 years and $330,000, and Mr. Spencer, 17.5 years and $310,000.

     Both SERPs contain a change of control provision that provides that if a participant is terminated within three years after a Change in Control (as defined), the participant would be fully vested, be credited with 20 years of service (or the number of years of service the participant would have as of his or her normal retirement date if less) and be deemed to be the greater of age 55 or the participant's actual age. Using these parameters, the benefit would be calculated, discounted back to the participant's actual age, and paid in an actuarial equivalent lump sum. Mr. Dion's benefit would not be discounted to his actual age but would be paid assuming he is 55 years of age.

     Benefits payable under the SERPs, other than those due to a Change of Control, are paid as follows: If the actuarial lifetime equivalent lump sum value is $200,000 or less, the benefit is paid in a lump sum. If the actuarial lifetime equivalent lump sum value is greater than $200,000, the participant can elect to be paid (i) a $100,000 lump sum payment with the remainder paid in a ten-year and certain life annuity, (ii) the entire amount in a ten-year and certain life annuity, or (iii) if requested at least two years prior to retirement or termination, a different form of payment such as a joint and survivor annuity. If Mr. Dion's employment is continued until he reaches age 55, the actuarial equivalent of his lifetime benefit will be paid in one lump sum within 30 days of his termination.

     Both SERPs allow a participant or beneficiary to elect to receive a lump sum distribution of all or a portion of the participant's unpaid benefits, subject to a 10% penalty, following a Change of Control (as defined), participant's death, or termination of employment ("Accelerated Distribu-tion"). The 10% penalty applicable to Accelerated Distributions does not apply to distributions to Mr. Dion if his employment is continued until age 55 or if his employment is terminated by the Company without Cause (as defined), or by Mr. Dion for Good Reason (as defined), before age 55.

     The interest rate and mortality table used for purposes of determining the actuarial equivalent for the SERPs generally will be based on the tables and rates used by the Pension Benefit Guaranty Corporation (the "PBGC"). The only variation from the practice followed for the SERPs in general is that the interest rate used for Mr. Dion will be the average PBGC rate for the 36 months preceding the month in which the payments begin.

     If Mr. Dion's employment is terminated by the Company without Cause or by Mr. Dion for Good Reason before he reaches age 55, he will continue to earn benefits under SERP I until age 55, at which time his benefits will be paid in one lump sum.

EMPLOYMENT AGREEMENTS

     The Company has entered into an Employment and Consulting Agreement with Mr. Dion that provides for a minimum annual base salary of $500,000 and participation in any Company incentive compensation plan, pension or profit sharing plans, stock purchase plan or executive retirement plan. The Agreement provides that Mr. Dion will continue to serve as the Company's Chief Executive Officer and Chairman of the Board until November 30, 1999, at which time his employment will be discontinued and he will become a consultant to the Company. Mr. Dion will receive $200,000 per year during the two-year consulting period.

     Under his Employment and Consulting Agreement, Mr. Dion is entitled to continued health insurance coverage following the termination of his employment if his employment is continued until November 30, 1999 or if his employment is terminated before then either by the Company without Cause (as defined) or by Mr. Dion for Good Reason (as defined).

     If the Company terminates Mr. Dion's employment without Cause, or if Mr. Dion terminates his employment for Good Reason, prior to November 30, 1999, Mr. Dion will be entitled to receive his base salary, plus 16 2/3% of his base salary in lieu of employee fringe benefits. He also shall be entitled to receive a bi-weekly incentive compensation payment based on his average incentive compensation with respect to the five fiscal years prior to the fiscal year of termination. These payments will continue until November 30, 1999, at which point they will be replaced by the $200,000 annual consulting fee until November 30, 2001. If the termination occurs prior to November 30, 1999, Mr. Dion also will receive certain additional benefits. In addition, all options and restricted stock previously granted will become immediately exercisable and free of all restrictions. If the termination occurs during the two-year consulting period, Mr. Dion will receive his consulting fees and certain expense reimbursements for the balance of the consulting period.

     If, within 24 months after a Change in Control (as defined) of the Company, Mr. Dion terminates his employment with the Company for Good Reason, or if the Company terminates his employment without Cause, he shall be entitled to special severance benefits in addition to the salary, fringe benefit and incentive compensation severance benefit described above. The sum of the special severance benefits and the benefits described above will equal the sum of (i) three times his base salary as it may be increased from time to time, (ii) three times his average incentive compensation for the five year period preceding the year of termination, and (iii) three times the imputed value of his fringe benefits. Mr. Dion also will be entitled to be reimbursed for any excise taxes imposed upon the special severance benefits and any other payments or amounts that are deemed to be contingent on a change in control, as well as any excise, income, or employment taxes imposed on these reimbursements.

     In addition to the above mentioned agreement, the Company has also entered into an employment agreement with LeRoy C. Hanneman, Jr. under which he receives a minimum annual base salary of $400,000 and participates in any Company incentive compensation plan, pension or profit sharing plans, stock purchase plan or executive retirement plan maintained for senior executive officers. The employment agreement with Mr. Hanneman provides for an initial one year term extending through June 30, 1998 and automatic successive one-year renewal terms to continue until one party provides the other party with written notice of non-renewal.

     Under his employment agreement, Mr. Hanneman is entitled to receive certain severance benefits if the Company terminates his employment without "Cause" (as defined), or if Mr. Hanneman terminates his employment for "Good Reason" (as defined), or if his employment is terminated due to "Permanent Disability" (as defined). Generally, the severance benefits consist of continued salary and benefits for 12 months, an incentive compensation payment, and the vesting of stock options, stock appreciation rights, and restricted stock that would otherwise vest within 12 months.

     The employment agreement with Mr. Hanneman contains change of control provisions, which provide him with supplemental severance benefits if, within 24 months following a Change of Control (as defined) of the Company, Mr. Hanneman terminates his employment for Good Reason (as defined) or the Company terminates his employment without Cause (as defined). These special severance benefits include a lump sum severance payment equal to (i) two and one-half times his annual base salary, as it may be increased from time to time, plus (ii) two and one-half times the greatest of (a) the average annual incentive compensation paid to Mr. Hanneman pursuant to the Company's annual Management Incentive Plan with respect to the five fiscal years preceding the fiscal year in which the Change of Control occurs, or (b) an amount equal to 100% of the incentive compensation paid to Mr. Hanneman pursuant to the Management Incentive Plan during the twelve months prior to the effective date of his termination of employment with the Company, or (c) an amount equal to Mr. Hanneman's base salary, as it may be increased from time to time, multiplied by his current target bonus percentage under the Management Incentive Plan then in effect; minus (iii) the general base salary and incentive compensation severance benefits, if any, payable pursuant to the agreement due to Mr. Hanneman's termination of employment. Under Mr. Hanneman's employment agreement, certain insurance benefits (life, disability, accident and group health) will be continued for 30 months if his employment is terminated as described above following a Change of Control and a lump sum payment equal to 20% of his base salary, as it may be increased from time to time, will be paid in lieu of all other fringe benefits. Mr. Hanneman also is entitled to be reimbursed for any excise taxes imposed upon him due to these change of control benefits or any other payments or amounts that are deemed to be contingent on a change in control, as well as any excise, income, or employment taxes imposed on these reimbursements. Furthermore, all options and restricted stock previously granted will become immediately exercisable and free of all restrictions.

     As of the date hereof, the Company also has change of control agreements with Messrs. Pankratz, Roach and Spencer. Such change of control agreements provide that, upon the termination of the officer's employment by the Company in connection with a Change of Control (as defined) of the Company, the officer, based upon position, will receive a lump sum payment equal to (i) one and one-half or two times the annual base salary in effect at any time during the 12 months prior to termination; (ii) the greater of all bonuses paid during the 12 months prior to termination or 35 to 40% of the termination salary; and (iii) 20% of the termination salary in lieu of fringe benefits. In addition, all options and restricted stock previously granted will become immediately exercisable and free of all restrictions.

                               PERFORMANCE GRAPH

     The following graph compares the five-year cumulative total shareholder return on the Company's Common Stock to total returns on the Standard & Poor's 500 Stock Index and a composite index of peer group corporations in the homebuilding industry (the "Composite Index").

     The Composite Index of peer group corporations includes Centex Corporation; D.R. Horton, Inc.; Hovnanian Enterprises, Inc.; Kaufman & Broad Home Corporation; Lennar Corporation; Pulte Corporation; The Ryland Group, Inc.; Standard Pacific Corp.; and Toll Brothers, Inc. (collectively, the "New Peer Group"). The Composite Index is consistent with the peer group used in the Company's 1997 Proxy Statement, with the exception of D.R. Horton, Inc., which replaced Continental Homes Holding Corp. as a result of the merger of Continental Homes Holding Corp. with and into D.R. Horton, Inc.

     The graph assumes that the value of the investment in the Company's Common Stock, the S&P 500 Index, and the 1998 and 1997 peer group companies each was $100 on June 30, 1993, and that all Continental Homes Holding Corp. dividends were reinvested. The peer group is weighted by market capitalization.

                 COMPARISON OF 5 YEAR CUMULATIVE TOTAL RETURN*
                 AMONG DEL WEBB CORPORATION, THE S&P 500 INDEX,
                      1998 PEER GROUP AND 1997 PEER GROUP
[DEL WEBB COMPARISON CHART]

                                                      1998.00 AND
      MEASUREMENT PERIOD             DEL WEBB          1997 PEER
     (FISCAL YEAR COVERED)         CORPORATION           GROUP            S & P 500
JUN-93                                100.00             100.00             100.00
JUN-94                                106.50              84.17             101.41
JUN-95                                159.02              91.19             127.84
JUN-96                                138.20              97.98             161.09
JUN-97                                113.66             120.32             216.99
JUN-98                                183.09             228.17             282.43

                                                                       * $100
                                                                        INVESTED
                                                                         ON
                                                                         6/30/93
                                                                         IN
                                                                         STOCK
                                                                         OR
                                                                         INDEX-
                                                                       INCLUDING
                                                                    REINVESTMENT
                                                                         OF
                                                                      DIVIDENDS.
                                                                        FISCAL
                                                                         YEAR
                                                                         ENDING
                                                                         JUNE
                                                                         30.

                             PRINCIPAL SHAREHOLDERS

     The following table sets forth certain information with respect to the beneficial ownership of the Company's Common Stock by each person who is known to the Company to own beneficially more than 5% of the outstanding Common Stock. In preparing the table below, the Company has relied, without further investigation, on information filed by the following reporting persons with the Securities and Exchange Commission under the Securities Act of 1934. The Company makes no representations as to the accuracy or completeness of the information reported.

            NAME AND ADDRESS              AMOUNT AND NATURE OF    PERCENTAGE
          OF BENEFICIAL OWNER             BENEFICIAL OWNERSHIP    OF CLASS(5)
          -------------------             --------------------    -----------
Barclays Global Investors, N.A.(1)......       1,181,211              6.52%
45 Fremont Street
San Francisco, California 94105
Dimensional Fund Advisors, Inc.(2)......         938,988              5.19%
1299 Ocean Avenue, 11th Floor
Santa Monica, California 90401
Travelers Group, Inc.(3)................       3,132,463             17.30%
388 Greenwich Street
New York, New York 10013
The Prudential Insurance Company of
America(4)..............................         944,392              5.22%
751 Broad Street
Newark, New Jersey 07102

---------------
(1) Based on a Schedule 13G dated February 13, 1998, filed by Barclays Global Investors, N.A. and certain affiliated entities. Barclays Global Investors, N.A. and its affiliates have sole dispositive power with respect to all such shares, sole voting power with respect to 1,153,711 of such shares and shared voting power with respect to none of such shares.

(2) Based on a Schedule 13G dated February 6, 1998, filed by Dimensional Fund Advisors, Inc., which has sole dispositive power with respect to all such shares, sole voting power with respect to 610,400 of such shares and shared voting power with respect to none of such shares.

(3) Based on Amendment No. 4 to Schedule 13G dated January 15, 1998, filed by Travelers Group, Inc. and certain affiliated entities. Travelers Group and its affiliates have shared voting and investment power with respect to all such 3,132,463 shares.

(4) Based on a Schedule 13G dated February 10, 1998, filed by The Prudential Insurance Company of America. Prudential has shared voting and dispositive power with respect to 940,992 of such shares, and sole voting and dispositive power with respect to 3,400 of such shares.

(5) The percentage of Common Stock beneficially owned is based on the number of shares of Common Stock outstanding on September 14, 1998.

                   SHARE OWNERSHIP OF DIRECTORS AND OFFICERS

     The following table sets forth, as of September 14, 1998, certain information regarding beneficial ownership of the Company's Common Stock by each director, the Company's five most highly compensated executive officers, and the directors and executive officers of the Company as a group.

                                                        AMOUNT OF           PERCENT
               BENEFICIAL OWNER                  BENEFICIAL OWNERSHIP(1)    OF CLASS
               ----------------                  -----------------------    --------
D. Kent Anderson...............................             6,418                *
Philip J. Dion.................................           409,090(2)          2.22%
LeRoy C. Hanneman, Jr..........................           113,970                *
Michael O. Maffie..............................             1,000                *
J. Russell Nelson..............................             6,484                *
Peter A. Nelson................................            13,002                *
Frank D. Pankratz..............................            93,613                *
Charles T. Roach...............................            76,828                *
Michael E. Rossi...............................             3,002                *
Glenn W. Schaeffer.............................             1,000                *
John A. Spencer................................            92,627                *
C. Anthony Wainwright..........................             6,818                *
Sam Yellen.....................................            14,246                *
Directors and executive officers as a group (17
  persons).....................................         1,082,984             5.74%

---------------
 * Less than 1% of the issued and outstanding shares of Common Stock of the Company.

(1) Lists voting securities, including restricted stock held by directors and officers over which the officers have voting power but no investment power. Otherwise, each director or officer has sole voting power and investment power over the shares reported, except as noted. This column also includes the following shares that may be acquired pursuant to options exercisable within 60 days: 6,418 shares for Mr. Anderson; 330,560 shares for Mr. Dion; 68,800 shares for Mr. Hanneman; 6,384 shares for Dr. J. R. Nelson; 6,002 shares for Mr. P. Nelson; 50,200 shares for Mr. Pankratz; 46,300 shares for Mr. Roach; 3,002 shares for Mr. Rossi; 65,300 shares for Mr. Spencer; 6,002 shares for Mr. Wainwright; 14,246 shares for Mr. Yellen; and 764,264 shares for directors and executive officers as a group.

(2) Includes 20,000 shares and 48,850 restricted shares held in a trust for the benefit of Mr. Dion and his wife, and 9,680 shares held by PDJ Investments Limited Partnership, an Arizona limited partnership, which is owned by Mr. Dion, his wife, and children.

                                   PROPOSAL 2
                                APPROVAL OF THE
                 DEL WEBB CORPORATION 1998 DIRECTOR STOCK PLAN

GENERAL

     The Board of Directors of the Company has adopted a new stock plan entitled the "Del Webb Corporation 1998 Director Stock Plan" (the "1998 Director Stock Plan") for nonemployee directors of the Company. The 1998 Director Stock Plan shall become effective as of July 23, 1998, subject to approval by the affirmative vote of the holders of the majority of Company Common Stock present or represented and entitled to vote thereon, at the Annual Meeting of Shareholders.

     The Board of Directors believes that the 1998 Director Stock Plan will promote the achievement of long-term objectives of the Company and its subsidiaries by linking the personal interests of nonemployee directors to those of Company shareholders and by aiding the Company in attracting, obtaining, and retaining directors of outstanding competence.

     There are several components of the 1998 Director Stock Plan: (1) the automatic annual and one time granting of stock options to nonemployee directors; (2) the opportunity of nonemployee directors to defer into stock options or restricted stock all or a portion of their annual retainers and (3) the discretionary granting of stock options to nonemployee directors. A summary of the principal provisions of the 1998 Director Stock Plan and each of these components of the 1998 Director Stock Plan is set forth below. The summary is qualified by reference to the full text of the 1998 Director Stock Plan, which is attached as Appendix A to this Proxy Statement.

ELIGIBILITY

     Only nonemployee directors of the Company are eligible to participate. Currently, the Company's Board of Directors is composed of eight (8) non-employee directors.

ADMINISTRATION

     The 1998 Director Stock Plan will be administered by the Board of Directors and the Human Resources Committee of the Board of Directors, or any other committee appointed by the Board of Directors (for purposes of the 1998 Director Stock Plan only, the "Committee"). The Committee and the Board have the full power, discretion, and authority to interpret and administer the 1998 Director Stock Plan.

SHARES AVAILABLE

     An aggregate of 75,000 shares of Company Common Stock are available for grant under the 1998 Director Stock Plan. If any option or share of restricted stock granted under the 1998 Director Stock Plan terminates, expires, or lapses for any reason, the shares subject to purchase pursuant to such option and any such shares of restricted stock again shall be available for grant under the 1998 Director Stock Plan.

AMENDMENT AND TERMINATION

     The Board may terminate, amend or modify the 1998 Director Stock Plan at any time; provided, however, that shareholder approval will be obtained for any amendment to the extent necessary and desirable to comply with any applicable law, regulation or stock exchange rule.

     The 1998 Director Stock Plan shall remain in effect until all shares subject to it have been either purchased or acquired in accordance with the terms; however, in no event may an award be granted under the 1998 Director Stock Plan on or after July 22, 2008.

CHANGE IN CONTROL

     In the event of a change in control of the Company, all awards granted under the 1998 Director Stock Plan that are outstanding and not vested shall immediately become vested. Under the 1998 Director Stock Plan, a change in control occurs upon any of the following events: (i) any person becoming the beneficial owner of 20% or more of the Company's Common Stock; (ii) during any two consecutive year period, the persons who are on the Company's Board of Directors at the beginning of such period and any new person elected by two-thirds of such directors cease to constitute a majority of the persons serving on the Board of Directors; or (iii) the Company's shareholders approve
(a) a merger or consolidation of the Company with another corporation (other than a merger in which 80% of the current shareholders remain as shareholders of the new corporation), (b) a plan of complete liquidation, or (c) a sale of all or substantially all of the Company's assets.

AUTOMATIC OPTION GRANT COMPONENT

  Initial Grant

     Each individual who first becomes a nonemployee director on or after July 23, 1998, shall be granted an option to purchase 6,000 shares. In addition, each other nonemployee director shall be granted an option to purchase shares equal to the nonemployee directors' "shortfall". A nonemployee director's shortfall shall equal the difference between 6,000 shares and the number of shares subject to options granted to the director prior to July 23, 1998 under any Company plan.

  Annual Grant

     Subject to shareholder approval of the 1998 Director Stock Plan, each nonemployee director shall be automatically granted an option to purchase 2,000 shares of Company Common Stock on November 20 of each calendar year (less the number of shares granted to the director under any other plan, excluding the 1998 Director Stock Plan, during each such calendar year). Because each non-employee director will receive option grants under other existing plans on November 20, 1998, no grants will be made under this feature during fiscal 1999.

  General Option Grant Provisions

     The option exercise price of all options shall be the fair market value of the Company's Common Stock on the date of grant. Each option will expire on the tenth anniversary date of its grant. Participants will be entitled to exercise the options at any time after the options vest and before the options expire. One-third of the options vest on the first anniversary of the date of grant, and one-third vest on each of the second and third anniversaries of the date of grant.

  Exercise

     Upon exercise of a stock option, the purchase price must be paid in full either: (i) in cash or its equivalent, (ii) by tendering previously acquired shares of Company Common Stock with a fair market value at the time of exercise equal to the exercise price (provided such shares have been held for at least six months prior to tender), (iii) subject to the approval of the Board of Directors where a discretionary grant has been made, or subject to the approval of the Committee in all other cases, pursuant to a cashless exercise arrangement, as permitted under applicable law, or (iv) by a combination of (i),
(ii) and (iii).

  Federal Tax Consequences

     A director who is granted an option will not recognize taxable income upon the grant of the option. Upon exercise of the option, the director will recognize compensation taxable as ordinary income in an amount equal to the difference between the fair market value of the shares of Company Common Stock at the time of exercise and the option price. The Company will generally be entitled to a corresponding tax deduction at the time that the director recognizes compensation income.

DISCRETIONARY OPTION GRANT COMPONENT

  Awards

     The 1998 Director Stock Plan provides for option grants on a discretionary basis. No determination has been made as to the types or amounts of awards that would be granted to specific individuals under the discretionary grant provisions of the 1998 Director Stock Plan. The expiration per a vesting schedule is the same as described under "Automatic Option Grant Component" above.

  Exercise

     Options granted on a discretionary basis may be exercised in the same manner as set forth under "Automatic Option Grant Component" above.

  Federal Tax Consequences

     Under the Discretionary Option Grant Component, a director and the Company will be subject to the same Federal tax consequences as set forth under "Automatic Option Grant Component" above.

RETAINER DEFERRAL COMPONENT

  Deferrals

     On or before December 31 of each year, each nonemployee director will have the ability to elect to defer any portion or all of his or her annual retainer for the fiscal year commencing on July 1 of the next calendar year. Deferrals may, at the discretion of each director, be made in the form of stock options or restricted stock. Any deferral election is irrevocable for the period made.

  Restricted Stock

     Any shares of restricted stock issued to a director under the deferral component are issued in the name of the director but may be held by the Company during the restricted period.

     The number of shares of restricted stock that will be granted pursuant to a retainer deferral shall be equal to the amount of the retainer deferred divided by the fair market value of one share of the Company's Common Stock on the Grant Date. The "Grant Date" is the tenth day following the public release of the Company's year end financial information. The restrictions on the restricted stock will lapse six months from the Grant Date. During the restricted period, the director is entitled to receive all dividends and exercise all voting rights with respect to such restricted stock. All shares of restricted stock issued under the 1998 Director Stock Plan may not be sold, transferred, pledged, assigned, or otherwise disposed of until the restrictions lapse.

  Federal Income Tax Consequences -- Restricted Stock

     A director who elects to receive restricted stock will generally not recognize taxable income upon the receipt of the restricted stock, unless the director elects under Section 83(b) of the Internal Revenue Code of 1986, as amended from time to time ("Code"), to include the fair market value of the restricted stock in income. In the absence of such an election, the directors will include the fair market value of the restricted stock in income when the restricted stock is no longer subject to a substantial risk of forfeiture or the restricted stock becomes transferrable. The Company will generally be entitled to a corresponding tax deduction at the time the director recognizes taxable income.

     If the director does not make an 83(b) election, dividends on the restricted stock will be includible in the director's taxable income as compensation income and the Company will be entitled to a corresponding tax deduction. If the director does make an 83(b) election, dividends on the restricted stock will be includible in the director's taxable income as dividend income, but the Company will not be entitled to a corresponding tax deduction.

  Deferral Options

     The number of shares that may be subject to options received in connection with a retainer deferral shall be equal to the amount of the retainer deferred divided by twenty-five percent of the fair market value of one share of the Company's Common Stock on the Grant Date. Deferral options so granted shall vest immediately. The option exercise prices will be equal to 75% of the fair market value on the Grant Date. Options are issued using these formulas to give the director who is deferring his or her cash retainer an equivalent economic value.

     Each option granted under this component shall expire on the tenth anniversary date of the Grant Date.

  Exercise

     Options received in connection with a retainer deferral shall be exercised in the same manner as set forth for options granted automatically.

  Federal Tax Consequences -- Deferral Options

     Under the Retainer Deferral Component, a director and the Company generally will be subject to the same Federal tax consequences as set forth for options granted automatically.

NEW PLAN BENEFITS

     The following table shows the grants that will be made during fiscal year 1999 under the 1998 Director Stock Plan assuming that the plan is approved by the shareholders and that the current composition of the Board does not change.

NAME AND POSITION                                               NUMBER OF UNITS
-----------------                                               ---------------
Philip J. Dion..............................................             0(1)
Chairman of the Board and Chief Executive Officer
LeRoy C. Hanneman, Jr.......................................             0(1)
President and Chief Operating Officer
Frank D. Pankratz...........................................             0(1)
Senior Vice President and General Manager --
Sun City Summerlin and Sun City MacDonald Ranch
Charles T. Roach............................................             0(1)
Senior Vice President and General Manager --
Sun City West and Sun City Grand
John A. Spencer.............................................             0(1)
Senior Vice President and Chief Financial Officer
Executive Group (7 persons).................................             0(1)
Non-Employee Director Group (8 persons).....................         8,000(2)
Non-Executive Officer Employee Group........................             0(1)

---------------
(1) These individuals and groups would not be participants in the 1998 Director Stock Plan, but are required by Securities and Exchange Commission rules to be listed in this table.

(2) Reflecting 4,000 options automatically granted to Michael O. Maffie and 4,000 options automatically granted Glenn W. Schaeffer.

VOTE REQUIRED

     Adoption of the 1998 Director Stock Plan requires approval by holders of a majority of the outstanding shares of Company Common Stock who are present, or represented, and entitled to vote thereon, at the Annual Meeting of Shareholders.

                       THE BOARD OF DIRECTORS RECOMMENDS
                      A VOTE "FOR" APPROVAL OF PROPOSAL 2.

                                   PROPOSAL 3
                                  APPROVAL OF
          DEL WEBB CORPORATION 1998 EXECUTIVE LONG-TERM INCENTIVE PLAN

GENERAL

     The Board of Directors has adopted a new stock plan entitled the "Del Webb Corporation 1998 Executive Long-Term Incentive Plan" (the "1998 Executive Long-Term Incentive Plan") for key employees of the Company. The 1998 Executive Long-Term Incentive Plan will become effective as of November 4, 1998, subject to approval by the affirmative vote of the holders of the majority of Company Common Stock present, or represented, and entitled to vote thereon, at the Annual Meeting of Shareholders.

     The Board of Directors believes that the 1998 Executive Long-Term Incentive Plan will promote the success, and enhance the value, of the Company by linking the personal interest of participants to those of Company shareholders and by providing participants with an incentive for outstanding performance.

     The 1998 Executive Long-Term Incentive Plan provides for the granting of stock options, both incentive stock options and nonqualified stock options, restricted stock, performance units, and performance-based awards to eligible key employees. The summary of the principal provisions of the 1998 Executive Long-Term Incentive Plan is set forth below. The summary is qualified by reference to the full text of the 1998 Executive Long-Term Incentive Plan, which is attached as Appendix B to this Proxy Statement.

ADMINISTRATION

     The 1998 Executive Long-Term Incentive Plan shall be administered by the Human Resources Committee of the Board, or by any other committee appointed by the Board and, unless specifically provided by the Board, such committee shall consist of at least two directors each of whom qualifies as a non-employee director and an "outside director" under Section 162(m) of the Internal Revenue Code, as amended, and the regulations thereunder (for purposes of the 1998 Executive Long-Term Incentive Plan only, the "Committee").

     The Committee may delegate to any officer of the Company, or any Committee of officers, the authority to take all actions with regard to grants to employees other than officers. The delegation must specify the aggregate number of shares that may be awarded pursuant to the delegation and also may involve any other limitations that the Committee deems appropriate.

ELIGIBILITY

     Persons eligible to participate in the 1998 Executive Long-Term Incentive Plan include all officers and key employees of the Company and its subsidiaries, as determined by the Committee, including employees who are members of the Board, but excluding directors who are not employees. As of June 30, 1998, there were approximately 100 officers and key employees of the Company and its subsidiaries.

LIMITATION ON AWARDS AND SHARES AVAILABLE

     An aggregate of 1,000,000 shares of Company Common Stock are available for grant under the 1998 Executive Long-Term Incentive Plan. Of such 1,000,000 shares, no more than 100,000 shares of restricted stock that include only time based restrictions, and an additional 100,000 shares of restricted stock that include performance based restrictions, may be granted under the 1998 Executive Long-Term Incentive Plan. The maximum number of shares of Company Common Stock that may be subject to one or more awards to a participant under the 1998 Executive Long-Term Incentive Plan is 300,000. The maximum number of shares of Company Common Stock payable in the form of performance-based awards for a performance period is 75,000. As of September 14, 1998, the closing price of the Company's Common Stock on The New York Stock Exchange was $21.50 per share.

AWARDS

     The 1998 Executive Long-Term Incentive Plan provides for the grant of incentive stock options, nonqualified stock options, restricted stock, performance units, or performance-based awards. No determination has been made as to the types or amounts of awards that will be granted to specific individuals under the 1998 Executive Long-Term Incentive Plan. See "Summary Compensation Table" and "Option Grants in Last Fiscal Year" on pages 10 and 11, respectively, for information on prior awards to named executive officers.

     Stock options may be granted under the 1998 Executive Long-Term Incentive Plan, including incentive stock options, as defined under Section 422 of the Code, and nonqualified stock options. The option exercise price of all stock options granted under the 1998 Executive Long-Term Incentive Plan shall not be less than 100% of the fair market value of the Company's Common Stock on the date of grant. Stock options may be exercised as determined by the Committee, but in no event after the tenth anniversary date of grant.

     Upon exercise of a stock option, the purchase price must be paid in full in either cash or its equivalent or by tendering previously acquired shares of Company Common Stock with a fair market value at the time of exercise equal to the exercise price (provided such shares have been held for at least six months prior to tender). The Committee may also allow cashless exercise or by any other means that the Committee determines to be consistent with the purpose of the 1998 Executive Long-Term Incentive Plan and as permitted under applicable law.

     As discussed above, restricted stock may be granted under the 1998 Executive Long-Term Incentive Plan. A restricted stock award is the grant of shares of Common Stock at a price determined by the Committee (including zero), which is nontransferable and subject to substantial risk of forfeiture until specific conditions are met. Conditions may be based on continuing employment or achievement of performance goals. Certificates evidencing restricted stock awards will bear a legend making reference to the restrictions. During the period of restriction, participants holding shares of restricted stock shall have full voting and dividend rights with respect to such shares. The restrictions will lapse in accordance with a schedule or other conditions determined by the Committee.

     A performance unit is a contingent right to receive a pre-determined amount if certain performance goals are met. The value of performance units will depend on the degree to which the specified performance goals are achieved. Payment of earned performance units will be made in a single lump sum within 45 days after the end of the measurement period for the performance unit. The Committee may, in its discretion, pay earned performance units in cash, or stock, or a combination of both.

     The amount of payments made to a participant will be the value of the performance unit for the level of performance achieved multiplied by the number of performance units earned by the participant. Prior to the beginning of each measurement period for the performance unit, participants may elect to defer the receipt of the performance unit payout on terms acceptable to the Committee.

     Grants of performance-based awards under the 1998 Executive Long-Term Incentive Plan enable the Committee to treat restricted stock and performance unit awards granted under the Plan as "performance-based compensation" under
Section 162(m) of the Code and preserve the deductibility of these awards for federal income tax purposes. Because Section 162(m) of the Code only applies to those employees who are "covered employees," as defined in Section 162(m) of the Code, only covered employees are eligible to receive performance-based awards.

     Participants are only entitled to receive payment for a performance-based award for any given performance period to the extent that pre-established performance goals set by the Committee for the period are satisfied. These pre-established performance goals must be based on one or more of the following performance criteria: pre- or after- tax net earnings, revenue growth, operating income, operating cash flow, return on net assets, return on shareholders' equity, return on assets, return on capital, share price growth, shareholder returns, gross or net profit margin, earnings per share, price per share, and market share. These performance criteria may be measured in absolute terms or as compared to any incremental increase or as compared to results of a peer group. With regard to a particular performance period, the Committee shall have the discretion to select the length of the performance period, the type of performance-based awards to be granted, and the goals that will be used to measure the performance for the period. In determining the actual size of an individual performance-based award for a performance period, the Committee may reduce or eliminate (but not increase) the award. Generally, a participant will have to be employed on the last day of the performance period in order to be eligible for a performance-based award for that period.

AMENDMENT AND TERMINATION

     The Committee, subject to approval of the Board, may terminate, amend, or modify the 1998 Executive Long-Term Incentive Plan at any time; provided, however, that shareholder approval will be obtained for any amendment to the extent necessary and desirable to comply with any applicable law, regulation or stock exchange rule.

     In no event may an award be granted under the 1998 Executive Long-Term Incentive Plan on or after November 3, 2008.

FEDERAL INCOME TAX CONSEQUENCES

     A participant receiving incentive stock options, nonqualified stock options, restricted stock, or performance-based awards will not recognize taxable income at the time of grant. At the time the nonqualified stock option is exercised, the restrictions lapse on restricted stock, or performance units or performance-based awards are paid, as the case may be, the participant will recognize ordinary taxable income in an amount equal to the difference between the amount paid for such award and fair market value of the Company's Common Stock or amount received on the date of exercise or lapse of restriction. The Company will be entitled to a concurrent deduction equal to the ordinary income recognized by the participant.

     If applicable holding period requirements are met, a participant granted an incentive stock option will not recognize taxable income at the time of exercise. However, the excess of the fair market value of the Common Stock received over the option price is an item of tax preference income potentially subject to the alternative minimum tax. If stock acquired upon exercise of an incentive stock option is held for a minimum of two years from the date of grant and one year from the date of exercise, the gain or loss (in an amount equal to the difference between the sales price and the exercise price) upon disposition of the stock will be treated as a mid- or long-term capital gain or loss, and the Company will not be entitled to any deduction. If the holding period requirement is not met, the incentive stock option will be treated as one which does not meet the requirements of the Internal Revenue Code for incentive stock options and the tax consequences described for nonqualified stock options will apply in the year of the disqualifying disposition.

CHANGE IN CONTROL

     In the event of a Change in Control (as defined) of the Company: (i) all options granted under the 1998 Executive Long-Term Incentive Plan shall become immediately exercisable; (ii) any restriction periods and restrictions imposed on restricted stock shall lapse; (iii) the value of all performance units and the time and manner of payment for all performance units will be governed by the terms of the performance unit award agreement; and (iv) the Committee may make any modifications to awards that may be deemed to be appropriate before the effective date of the Change in Control subject to any applicable shareholder or participant approval requirements. Under the Plan, a Change in Control occurs upon any of the following events: (i) any person becoming the beneficial owner of 20% or more of the Company's Common Stock; (ii) during any two consecutive year period, the persons who are on the Company's Board of Directors at the beginning of such period and any new person elected by two-thirds of such directors cease to constitute a majority of the persons serving on the Board of Directors; or (iii) the Company's shareholders approve (a) a merger or consolidation of the Company with another corporation (other than a merger in which 80% of the current shareholders remain as shareholders of the new corporation), (b) a plan of complete liquidation, or (c) a sale of substantially all of the Company's assets.

NEW PLAN BENEFITS

     No awards will be granted under the 1998 Executive Long-Term Incentive Plan until it is approved by the Company's shareholders. Therefore, it is not possible to determine the benefits that will be received in the future by participants in the 1998 Executive Long-Term Incentive Plan or the benefits that would have been received by such participants if the 1998 Executive Long-Term Incentive Plan had been in effect in the year ended June 30, 1998.

VOTE REQUIRED

     Adoption of the 1998 Executive Long-Term Incentive Plan requires approval by holders of a majority of the outstanding shares of Company Common Stock who are present, or represented, and entitled to vote thereon, at the Annual Meeting of Shareholders.

                       THE BOARD OF DIRECTORS RECOMMENDS
                      A VOTE "FOR" APPROVAL OF PROPOSAL 3.

                                   PROPOSAL 4
              RATIFICATION OF APPOINTMENT OF PRINCIPAL INDEPENDENT
            PUBLIC ACCOUNTING FIRM FOR THE YEAR ENDING JUNE 30, 1999

     The Board of Directors, on the recommendation of the Audit Committee, has appointed KPMG Peat Marwick LLP as the firm of independent certified public accountants to audit the books and accounts of the Company and its consolidated subsidiaries for the year ending June 30, 1999, subject to ratification by shareholders.

     A representative of KPMG Peat Marwick LLP is expected to be present at the Annual Meeting, will have an opportunity to make a statement if such representative desires to do so, and will be available to respond to appropriate questions by shareholders.

     Shareholder ratification of the selection of KPMG Peat Marwick LLP as the Company's independent auditors is not required by the Company's Bylaws or otherwise. However, the Board is submitting the selection of KPMG Peat Marwick LLP to the shareholders for ratification as a matter of good corporate practice. If the shareholders fail to ratify the election, the Audit Committee and the Board of Directors will reconsider whether or not to retain that firm. Even if the selection is ratified, the Audit Committee and the Board of Directors in their discretion may direct the appointment of different independent auditors at any time during the year if they determine that such an appointment would be in the best interest of the Company and its shareholders.

                       THE BOARD OF DIRECTORS RECOMMENDS
                    A VOTE "FOR" RATIFICATION OF PROPOSAL 4.

                                 OTHER MATTERS

     The proxies are being solicited by order of the Board of Directors of the Company, and the cost of such solicitation will be borne by the Company. Directors, officers or employees of the Company may solicit proxies by telephone or in person without additional compensation. Arrangements may be made with brokerage firms and nominees to mail proxy material to beneficial owners, and the Company may reimburse brokers for their expenses and postage on the scale established by the New York Stock Exchange. The Company has arranged for Beacon Hill Partners, Inc. to assist in the solicitation of proxies, at an anticipated cost of approximately $3,000 plus reasonable out-of-pocket expenses.

     The Company's Annual Report for the fiscal year ended June 30, 1998, which includes financial statements, is being mailed concurrently to all shareholders of record as of September 14, 1998. It is not to be regarded as proxy soliciting material.

            SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     Section 16(a) of the Securities Exchange Act of 1934, as amended, requires the Company's officers and directors, and persons who own more than 10% of a registered class of the Company's equity securities, to file reports of ownership and changes of ownership with the Securities and Exchange Commission and the New York Stock Exchange. During fiscal 1998, a Form 4 for LeRoy C. Hanneman, Jr., a director and named executive officer, was inadvertently filed 11 days late.

                     SHAREHOLDER NOMINATIONS AND PROPOSALS

     Subject to certain requirements contained in the Company's Bylaws, a shareholder of record may propose the nomination of someone for director by written notice to the Secretary of the Company. Such notice must contain certain information concerning the nominee and the shareholder making the nomination and must be timely given, as described in the Company's Bylaws. A nomination that does not comply with the above procedure will be disregarded.

     Shareholder proposals for the 1999 Annual Meeting must be received at the principal executive offices of the Company, 6001 North 24th Street, Phoenix, Arizona 85016, not later than May 31, 1999, to be considered for inclusion in the 1999 Proxy Statement. Proposals to be presented at the Annual Meeting that are not intended for inclusion in the Proxy Statement must be submitted in accordance with applicable provisions of the Company's Bylaws.

     Shareholders are urged to mark, sign, date, and mail the proxy in the enclosed envelope, postage for which has been provided for mailing in the United States. Or, if possible, vote your proxy by telephone using the toll-free number on your proxy card. Your prompt response is appreciated.

                                          DONALD V. MICKUS

                                          Vice President, Secretary
                                                and Treasurer

Dated: September 28, 1998

                                   APPENDIX A

                              DEL WEBB CORPORATION
                            1998 DIRECTOR STOCK PLAN

                ARTICLE 1.  ESTABLISHMENT, PURPOSE, AND DURATION

     1.1 Establishment of the Plan. Del Webb Corporation, a Delaware corporation (the "Company"), hereby establishes a stock plan for Nonemployee Directors, to be known as the "Del Webb Corporation 1998 Director Stock Plan" (the "Plan"), as set forth in this document. The Plan permits the deferral of Directors' Annual Retainers into grants of Nonqualified Stock Options and Restricted Stock, and sets forth the terms of annual grants of Stock Options to Nonemployee Directors.

     Upon approval by the Board of Directors of Company, and conditioned upon subsequent approval of the Plan by the shareholders of Company, the Plan shall become effective as of July 23, 1998 (the "Effective Date"), and shall remain in effect as provided in Section 1.3. Any Awards made in accordance with the provisions of the Plan prior to shareholder approval are effective when made, but no Award may be exercised or settled and no restrictions relating to any Award may lapse before shareholder approval. If the shareholders fail to approve the Plan at the 1998 annual shareholders meeting or any adjournment thereof, the Plan and any Award made under the Plan shall be void ab initio and of no force or effect.

     1.2 Purpose of the Plan. The purpose of the Plan is to promote the achievement of long-term objectives of Company by linking the personal interests of Nonemployee Directors to those of Company shareholders and to attract and retain Nonemployee Directors of outstanding competence.

     1.3 Duration of the Plan. The Plan shall commence on the Effective Date, as described in Section 1.1, and shall remain in effect, subject to the right of the Board of Directors to terminate the Plan at any time pursuant to Article 9, until all Shares subject to it shall have been purchased or acquired according to the Plan's provisions. However, in no event may an Award be granted under the Plan on or after July 22, 2008.

                    ARTICLE 2.  DEFINITIONS AND CONSTRUCTION

     2.1 Definitions. Whenever used in the Plan, the following terms shall have the meanings set forth below and, when the meaning is intended, the initial letter of the word is capitalized:

          (a) "Annual Retainer" means the annual fee payable by Company to a Director, including amounts payable for service as a chairperson of a committee of the Board, but excluding meeting fees.

          (b) "Award" means, individually or collectively, a grant of Nonqualified Stock Options or Restricted Stock under this Plan.

          (c) "Beneficial Owner" shall have the meaning ascribed to such term in Rule 13d-3 of the General Rules and Regulations under the Exchange Act.

          (d) "Board" or "Board of Directors" means the Board of Directors of Del Webb Corporation, and includes any committee of the Board of Directors designated by the Board to administer part or all of this Plan.

          (e) A "Change in Control" of Company shall be deemed to have occurred in any or all of the following instances:

             (1) Any "person" as such term is used in Sections 13(d) and 14(d) of the Exchange Act, other than a trustee or other fiduciary holding securities under an employee benefit plan of Company or a corporation owned directly or indirectly by the stockholders of Company in substantially the same proportions as their ownership of stock of Company, is or becomes the "beneficial owner" (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of Company representing 20% or more of the total voting power represented by Company's then outstanding Voting Securities (as defined below); or

             (2) During any period of two consecutive years, individuals who at the beginning of such period constitute the Board of Directors of Company and any new Director whose election by the Board of Directors or nomination for election by Company's stockholders was approved by a vote of at least two-thirds of the Directors then still in office who either were Directors at the beginning of the period or whose election or nomination for election was previously so approved, cease for any reason to constitute a majority thereof; or

             (3) The stockholders of Company approve a merger or consolidation of Company with any other corporation, other than a merger or consolidation which would result in the Voting Securities of Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into Voting Securities of the surviving entity) at least 80% of the total voting power represented by the Voting Securities of Company or such surviving entity outstanding immediately after such merger or consolidation; or

             (4) The stockholders of Company approve a plan of complete liquidation of Company or an agreement for the sale or disposition by Company of (in one transaction or a series of transactions) all or substantially all Company's assets.

          For purposes of this Section, the term "Voting Securities" shall mean and include any securities of Company which vote generally for the election of directors.

          (f) "Code" means the Internal Revenue Code of 1986, as amended from time to time.

          (g) "Committee" means the Human Resources Committee of the Board of Directors, or any other committee appointed by the Board to administer this Plan. In any event, unless otherwise specifically provided by the Board, the Committee shall be comprised of at least two individuals each of whom qualifies as a "non-employee director" as defined in Rule 16b-3(b)(3) of the Exchange Act, as it may be amended, replaced, or superseded from time to time.

          (h) "Company" means Del Webb Corporation, a Delaware corporation, or any successor thereto as provided in Section 10.2 herein.

          (i) "Director" means any individual who is a member of the Board of Directors of Company.

          (j) "Disability" means a permanent and total disability, within the meaning of Code Section 22(e)(3). Disability shall be determined by the Board in good faith, upon receipt of sufficient competent medical advice from one or more individuals, selected by the Board, who are qualified to give professional medical advice.

          (k) "Employee" means any full-time, nonunion, salaried employee of Company. For purposes of this Plan, an individual whose only employment relationship with Company is as a Director shall not be deemed to be an Employee.

          (l) "Exchange Act" means the Securities Exchange Act of 1934, as amended from time to time, or any successor Act thereto.

          (m) "Fair Market Value" means, as of any given date, the fair market value of a Share or other property determined by such methods or procedures as may be established from time to time by the Committee. Unless otherwise determined by the Committee, the Fair Market Value of a Share as of any date shall be the closing price for a Share on any national securities exchange on which the Shares are then listed for that date or, if there is no closing price for that date, the closing price on the next preceding date for which there is a closing price, all as reported in the Wall Street Journal.

          (n) "Grant Date" means (i) with respect to Awards granted pursuant to
     Section 7.1 or 7.3, the effective date of the grant as set forth in Section
     7.1 or 7.3, and (ii) with respect to Awards granted pursuant to Sections 6.1, 6.2, 6.3, and 7.2, the tenth (10th) day following the public release of Company's fiscal year-end earnings information.

          (o) "Nonemployee Director" means any individual who is a member of the Board of Directors of Company, but who is not otherwise an Employee of Company.

          (p) "Option" means an option to purchase Shares, granted under Articles 6 or 7.

          (q) "Participant" means a Nonemployee Director of Company who has outstanding an Award granted under the Plan.

          (r) "Period of Restriction" means the period during which the transfer of Shares of Restricted Stock is limited in some way, and the Shares are subject to a substantial risk of forfeiture, as provided in Article 6.

          (s) "Person" shall have the meaning ascribed to such term in Section 3(a)(9) of the Exchange Act and used in Sections 13(d) and 14(d) thereof, including a "group" as defined in Section 13(d).

          (t) "Restricted Stock" means an Award granted to a Nonemployee Director pursuant to Article 6.

          (u) "Shares" means the shares of common stock of Del Webb Corporation.

     2.2 Gender and Number. Except where otherwise indicated by the context, any masculine term used herein also shall include the feminine; the plural shall include the singular and the singular shall include the plural.

     2.3 Severability. In the event that a court of competent jurisdiction determines that any portion of this Plan is in violation of any statute, common law, or public policy, then only the portions of this Plan that violate such statute, common law, or public policy shall be stricken. All portions of this Plan that do not violate any statute or public policy shall continue in full force and effect. Further, any court order striking any portion of this Plan shall modify the stricken terms as narrowly as possible to give as much effect as possible to the intentions of the parties under this Plan.

                           ARTICLE 3.  ADMINISTRATION

     3.1 The Board and the Committee. Subject to the restrictions set forth in this Plan, the Board shall administer the discretionary grant provisions of
Section 7.3 and bear the responsibility for all related administrative matters. The Committee shall be responsible for the administration of all other provisions of the Plan.

     3.2 Administration. The Committee or the Board, as the case may be, shall have full power, discretion, and authority to interpret and administer this Plan in a manner which is consistent with the Plan's provisions. The Board shall have full power, except as limited by law or by the Articles of Incorporation or Bylaws of Company, and subject to the provisions herein, to determine the terms and conditions of any discretionary grants made pursuant to Section 7.3, including, but not limited to, the number of Shares subject to the Option, the exercise price, any restrictions or limitations on any Option, any schedule for lapse of restrictions on the exercisability of an Option, and accelerations or waivers thereof, based in each case on such considerations as the Board in its sole discretion determines.

     3.3 Decisions Binding. All determinations and decisions made by the Board or the Committee pursuant to the provisions of the Plan shall be final, conclusive, and binding on all persons, including Company, its stockholders, employees, Participants, and their estates and beneficiaries.

                     ARTICLE 4.  SHARES SUBJECT TO THE PLAN

     4.1 Number of Shares. Subject to adjustment as provided in Section 4.3, the total number of Shares available for grant under the Plan may not exceed seventy-five thousand (75,000). The Shares issued as Restricted Stock and the Shares issued pursuant to the Options exercised under this Plan may be authorized and unissued Shares or Shares reacquired by Company, as determined by the Committee.

     4.2 Lapsed Awards. If any Option or Share of Restricted Stock granted under this Plan terminates, expires, or lapses for any reason, any Shares subject to purchase pursuant to such Option and any such Shares of Restricted Stock again shall be available for grant under the Plan.

     4.3 Adjustments. The Committee may make or provide for such adjustments in the (a) number of Shares covered by outstanding Options and Restricted Stock granted hereunder, (b) prices per share applicable to outstanding Options and
(c) kind of Shares covered thereby, as the Committee in its sole discretion may in good faith determine to be equitably required in order to prevent dilution or enlargement of the rights of Participants that otherwise would result from (x) any stock dividend, stock split, combination or exchange of Shares, recapitalization or other change in the capital structure of Company, (y) any merger, consolidation, spin-off, spin-out, split-off, split-up, reorganization, partial or complete liquidation, or other distribution of assets (other than a normal cash dividend), issuance of rights or warrants to purchase securities, or
(z) any other corporate transaction or event having an effect similar to any of the foregoing. Moreover, in the event of any such transaction or event, the Committee may provide in substitution for any or all outstanding Awards under this Plan such alternative consideration as it may in good faith determine to be equitable under the circumstances and may require in connection therewith the surrender of all Awards so replaced. The Committee may also make or provide for such adjustments in the number of Shares specified in Section 4.1 as the Committee in its sole discretion may in good faith determine to be appropriate in order to reflect any transaction or event described in this Section 4.3. Any adjustment pursuant to this Section 4.3 will be conclusive and binding for all purposes of the Plan.

                   ARTICLE 5.  ELIGIBILITY AND PARTICIPATION

     5.1 Eligibility. Persons eligible to participate in this Plan are limited to Nonemployee Directors.

     5.2 Actual Participation. All eligible Nonemployee Directors shall receive grants of Options pursuant to Article 7, and shall be given the opportunity to defer all or a portion of their Annual Retainers into Options and/or Restricted Stock, pursuant to the terms and provisions set forth in
Article 6.

                    ARTICLE 6.  DEFERRAL OF ANNUAL RETAINERS

     6.1 Deferral Election. On or before December 31 of each year during the term of this Plan, each Nonemployee Director shall have the ability to elect to defer any portion or all of his or her Annual Retainer, pursuant to the terms of this Article 6. Deferrals may, at the discretion of the Director, be made in the form of discounted Options or Restricted Stock, or a combination thereof.

     The deferral election shall be irrevocable and shall be made by means of a written notice delivered to the Secretary of Company on or before December 31 of the calendar year which ends prior to the beginning of the applicable fiscal year. The deferral election shall state the percentage and/or dollar amount of the Director's Annual Retainer which is to be deferred and shall specify whether the deferral is to be in the form of discounted Options or Restricted Stock or a combination thereof.

     Each deferral election by a Director shall relate to the Annual Retainer which is to be earned by the Director for Company's fiscal year which begins in the first calendar year following the calendar year in which the deferral election is made. For example, a deferral election made by a Director on December 31, 1998 will correspond to the deferral of an Annual Retainer which is to be earned by the Director during the fiscal year beginning July 1, 1999, and ending June 30, 2000.

     The effective date of the Award grant relating to Annual Retainer deferrals shall be the Grant Date which falls in the first calendar year following the calendar year in which the applicable deferral election is made. Awards of Restricted Stock pursuant to Annual Retainer deferrals under this Plan also shall be made on the same Grant Date.

     6.2  Terms of Stock Option Deferrals.

          (a) Number of Shares under Option. The number of Shares which may be purchased under Options issued pursuant to Annual Retainer deferrals shall be determined according to the following formula:

                                        Amount of Deferral
 Number of Shares =   -------------------------------------------------------
                         0.25 X Fair Market Value of Shares at Grant Date

          The Option price for each Share granted pursuant to an Annual Retainer deferral shall equal seventy-five percent (75%) of the Fair Market Value of a Share on the Grant Date. Options are issued using this formula to give the Director who is deferring his or her Annual Retainer an equivalent economic value.

          (b) Vesting of Options. Options granted under this Article 6 shall vest immediately.

          (c) Individual Award Agreement. Each Option grant shall be evidenced by an Individual Award Agreement that will not include any terms or conditions that are inconsistent with the terms and conditions of this Plan.

          (d) Duration of Options. Unless earlier terminated, forfeited, or surrendered pursuant to a provision of this Plan, each Option shall expire on the tenth (10th) anniversary date of its grant.

          (e) Payment. Options shall be exercised by the delivery of a written notice of exercise to the Secretary of Company, setting forth the number of Shares with respect to which the Option is to be exercised, accompanied by full payment for the Shares.

          The Option price upon exercise of any Option shall be payable to Company in full either: (i) in cash or its equivalent, (ii) by tendering previously acquired Shares having a Fair Market Value at the time of exercise equal to the total Option price, (iii) subject to the approval of the Board in the case of discretionary grants under Section 7.3, or subject to the approval of the Committee in all other cases, pursuant to a cashless exercise arrangement, including a broker-assisted cashless exercise arrangement under Federal Reserve Board Regulation T, or (iv) by a combination of (i), (ii) and (iii). The proceeds from such a payment shall be added to the general funds of Company and shall be used for general corporate purposes.

          To the extent that a Participant exercises an Option by tendering previously acquired Shares, the Participant may elect to defer the receipt of any "Excess Shares" so acquired, with such election to be made at such time and in such manner as may be prescribed from time to time in rules adopted for purposes of this paragraph. For purposes of this paragraph, the term "Excess Shares" means (i) the difference between the number of Shares that could be received upon exercise of the Option by tendering previously acquired Shares and (ii) the number of previously acquired Shares tendered as payment of the exercise price.

          (f) Restrictions on Share Transferability. To the extent necessary to ensure that Awards granted hereunder comply with applicable law, the Committee shall impose restrictions on any Shares acquired pursuant to the exercise of an Option under this Plan, including, without limitation, restrictions under applicable Federal securities laws, under the requirements of any stock exchange or market upon which such Shares are then listed and/or traded, and under any blue sky or state securities laws applicable to such Shares.

          (g) Termination of Service on Board of Directors. In the event the service of a Participant on the Board is terminated for any reason, any Option acquired pursuant to this Article shall remain exercisable at any time prior to its expiration date, or for one (1) year after the termination of service, whichever period is shorter, by the Participant or such person or persons as shall have been named as the Participant's legal representative or beneficiary, or by such persons that have acquired the Participant's rights under the Option by will or by the laws of descent and distribution.

          (h) Nontransferability of Options. Except as otherwise allowed by uniform rules adopted by the Board or the Committee, no Option granted under this Plan may be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated, other than by will, by the laws of descent and distribution, or pursuant to Section 10.1. Further, all Options granted to a Participant under this Plan shall be exercisable during his or her lifetime only by such Participant.

     6.3  Terms of Restricted Stock Deferrals.

          (a) Grants of Restricted Stock. The number of shares of Restricted Stock which shall be granted pursuant to an Annual Retainer deferral shall be determined according to the following formula:

                                        Amount of Deferral
 Number of Shares =   -------------------------------------------------------
                             Fair Market Value of Shares at Grant Date

          Awards of Restricted Stock under this Plan shall be made on the Grant Date which falls within the first (1st) calendar year following the calendar year in which the applicable deferral election was made.

          (b) Restricted Stock Agreement. Each Restricted Stock grant shall be evidenced by a Restricted Stock Agreement that shall specify the Period of Restriction, or Periods, the number of Restricted Stock Shares granted, and such other provisions as the Committee shall determine.

          (c) Transferability. Except as provided in this Section 6.3(c), the Shares of Restricted Stock granted herein may not be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated (other than pursuant to Section 10.1) until the end of the applicable Period of Restriction, as specified in the Restricted Stock Agreement.

          The Period of Restriction for Shares of Restricted Stock awarded pursuant to this Article 6 shall end six (6) months following the Grant Date on which such Shares were issued. All rights with respect to the Restricted Stock granted to a Director under the Plan shall be available during his or her lifetime only to such Director.

          (d) Certificate Legend. Each certificate representing Shares of Restricted Stock granted pursuant to the Plan may bear the following legend:

          "The sale or other transfer of the Shares of Stock represented by this certificate, whether voluntary, involuntary, or by operation of law, is subject to certain restrictions on transfer as set forth in the Del Webb Corporation 1998 Director Stock Plan and in a Restricted Stock Agreement. A copy of the Plan and such Restricted Stock Agreement may be obtained from the Secretary of Del Webb Corporation."

          (e) Removal of Restrictions. Except as otherwise provided in this Plan, Shares of Restricted Stock covered by each Restricted Stock grant made under the Plan shall become freely transferable by the Participant after the last day of the Period of Restriction. Once the Shares are released from the restrictions, the Director shall be entitled to have the legend required by Section 6.3(d) removed from his or her Share certificate.

          (f) Voting Rights. During the Period of Restriction, Directors holding Shares of Restricted Stock granted hereunder may exercise full voting rights with respect to those Shares.

          (g) Dividends and Other Distributions. During the Period of Restriction, Directors holding Shares of Restricted Stock granted hereunder shall be entitled to receive all dividends and other distributions paid with respect to those Shares while they are so held. If any such dividends or distributions are paid in Shares, the Shares shall be subject to the same restrictions on transferability and forfeitability as the Shares of Restricted Stock with respect to which they were paid.

          (h) Termination of Service on Board of Directors Due to Death, Disability, or Retirement. In the event that a Director's service on the Board terminates prior to the end of the Period of Restriction by reason of death, Disability, or retirement from the Board after attaining age 72, then the percentage vesting of the Shares of Restricted Stock shall be determined according to a fraction, the numerator of which is the number of full weeks of service on the Board between the applicable Grant Date and the date the Director's service on the Board terminates, and the denominator of which is twenty-six (26).

          Within thirty (30) days after termination of service on the Board, the Director (or his or her legal representative) shall return to Company all of the certificates representing Shares of Restricted Stock. As soon as practicable thereafter, Company shall issue a new certificate representing the number of vested Shares to which the Director is entitled.

          (i)  Termination of Service on Board of Directors for Other
     Reasons. If the service of a Director on the Board terminates prior to the end of the Period of Restriction for reasons other than death, Disability, or retirement from the Board after attaining age 72, then all Shares of Restricted Stock that are not vested as of the date the Director's service on the Board terminates shall be forfeited to Company (and shall once again become available for grant under the Plan). Within thirty (30) days after the termination of service on the Board, the Director shall return to Company all of the certificates representing his or her Shares of Restricted Stock.

                  ARTICLE 7.  INITIAL AND ANNUAL OPTION GRANTS

     7.1 Initial Option Grants. Each individual who first became or becomes a Nonemployee Director on or after July 23, 1998 shall be granted an Option to purchase six thousand (6,000) Shares, effective as of the later of July 23, 1998 or the first Board meeting at which such individual serves as a Nonemployee Director. Effective as of July 23, 1998, each other Nonemployee Director shall be granted an option to purchase the number of Shares equal to such Nonemployee Director's "shortfall". A Nonemployee Director's "shortfall" shall equal the difference between six thousand (6,000) Shares and the number of Shares subject to Options granted to the Director prior to July 23, 1998.

     7.2 Annual Grant of Options. Each Nonemployee Director shall be granted an Option to purchase two thousand (2,000) Shares upon each November 20 of each calendar year commencing in 1998 (less the number of shares granted to the Director under the Del Webb Corporation Director Stock Plan or the Del Webb Corporation 1995 Director Stock Plan during each such calendar year).

     7.3 Discretionary Grants. The Board shall have the authority to grant Options, in addition to those granted under Sections 6.1, 6.2, 7.1 and 7.2, in such amounts and at such times as the Board determines to be appropriate. The specific terms of a discretionary option grant made pursuant to this Section will be subject to all of the provisions of this Article and the related Option Agreement. The Grant Date for such Option shall be determined by the Board at the time the Award is made.

     7.4 Individual Award Agreement. Each Option grant shall be evidenced by an Individual Award Agreement that will not include any terms or conditions that are inconsistent with the terms and conditions of this Plan.

     7.5 Option Price. The purchase price per Share for an Option granted pursuant to this Article 7 shall be equal to the Fair Market Value of such Share on the date the Option is granted.

     7.6 Duration of Options. Unless earlier terminated, forfeited, or surrendered pursuant to a provision of this Plan, each Option granted under this
Article 7 shall expire on the tenth (10th) anniversary of its Grant Date.

     7.7 Vesting and Exercise. Participants shall be entitled to exercise Options granted under this Article 7 at any time and from time to time after the Options vest and prior to the end of the ten (10) year period beginning on the Grant Date of the Option. The Option shall vest according to the following vesting schedule: one-third of the Options shall vest on the first anniversary date of the Grant Date of the Options, and one-third of the Options shall vest on each of the second and third anniversaries of the Grant Date of the Options.

     7.8 Payment. Options granted under this Article 7 shall be exercised in the manner set forth in Section 6.2(e).

     7.9 Restrictions on Share Transferability. To the extent necessary to ensure that Options granted under this Article 7 comply with applicable law, the Board shall impose restrictions on any Shares acquired pursuant to the exercise of an Option under this Article 7, including, without limitation, restrictions under applicable Federal securities laws, under the requirements of any stock exchange or market upon which such Shares are then listed and/or traded, and under any blue sky or state securities laws applicable to such Shares.

     7.10 Termination of Service Due to Death, Disability, or Retirement. In the event the service of a Participant on the Board is terminated by reason of death, Disability, or retirement from the Board after attaining age 72, and if a portion of the Participant's Award is not fully vested as of the date of termination of service on the Board, then the portion of the Participant's Award which is exercisable as of the date of termination of service on the Board shall be determined by prorating the Award according to the following guidelines:

          (i) The portion of the Award which is exercisable as of the date of termination of service on the Board shall remain exercisable;

          (ii) The percentage vesting of the portion of an Award which otherwise would have vested on the anniversary of the Grant Date next following the date on which the Participant's service on the Board terminates (the "Next Vesting Date") will be a fraction, the numerate of which is the number of full weeks of service on the Board during the 12-month period ending on the Next Vesting Date, and the denominator of which is fifty-two (52); and

          (iii) Any portion of an Option which is not deemed vested as of the date service to the Board is terminated, including the portion of an Option that is not deemed vested prior to the Next Vesting Date (determined in accordance with Subparagraph (ii) above), and the portion of an Option which would have vested after the Next Vesting Date, shall be forfeited by the Participant and shall again be available for grant under the Plan.

     To the extent an Option is exercisable as of the date of termination of service on the Board, it shall remain exercisable at any time prior to its expiration date, or for one (1) year after the date of death (or the date of termination by reason of Disability or retirement from the Board after attaining age 72, as applicable), whichever period is shorter, by the Participant or such person or persons as shall have been named as the Participant's legal representative or beneficiary, or by such persons that have acquired the Participant's rights under the Option by will or by the laws of descent and distribution.

     7.11  Termination of Service on the Board of Directors for Other
Reasons. If the service of a Participant on the Board shall terminate for any reason other than for death, Disability or retirement from the Board after attaining age 72, any outstanding Options held by the Participant that are not exercisable as of the date of termination shall be forfeited and lapse. To the extent an Option is exercisable as of the date of termination of the Participant's service on the Board under this Section 7.11, it shall remain exercisable at any time prior to its expiration date, or for one
(1) year after the date the Participant's service on the Board terminates, whichever period is shorter.

     7.12 Nontransferability of Options. Except as otherwise allowed by uniform rules adopted by the Board or the Committee, no Option granted under this Article 7 may be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated, other than by will or by the laws of descent and distribution, or pursuant to Section 10.1. Further, all Options granted to a Participant under this Article 7 shall be exercisable during his or her lifetime only by such Participant.

                         ARTICLE 8.  CHANGE IN CONTROL

     In the event of a Change in Control of Company, all Awards granted under this Plan that are still outstanding and not yet vested, shall become immediately one hundred percent (100%) vested in each Participant, as of the first date that the definition of Change in Control has been fulfilled, and shall remain as such for the remaining life of the Award, as such life is provided herein, and within the provisions of the related individual Award agreements entered into with each Participant. All Options that are exercisable as of the effective date of the Change in Control shall remain as such for the remaining life of the Options.

              ARTICLE 9.  AMENDMENT, MODIFICATION, AND TERMINATION

     9.1 Amendment, Modification, and Termination. Subject to the terms set forth in this Section 9.1, the Board may terminate, amend, or modify this Plan at any time and from time to time. However, to the extent necessary and desirable to comply with any applicable law, regulation, or stock exchange rule, the Board shall obtain shareholder approval of any Plan amendment in such manner and to such a degree as may be required.

     9.2 Awards Previously Granted. Unless required by law, no termination, amendment, or modification of this Plan shall in any manner adversely affect any Award previously granted under this Plan, without the written consent of the Participant holding such Award.

                           ARTICLE 10.  MISCELLANEOUS

     10.1 Beneficiary Designation. Each Participant under this Plan may, from time to time, name any beneficiary or beneficiaries (who may be named contingently or successively) to whom any benefit under this Plan is to be paid in the event of his or her death. Each designation will revoke all prior designations by the same Participant, shall be in a form prescribed by the Committee, and will be effective only when filed by the Participant in writing with the Committee during his or her lifetime. In the absence of any such designation, benefits remaining unpaid at the Participant's death shall be paid to the Participant's estate.

     10.2 Successors. All obligations of Company under this Plan, with respect to Awards granted hereunder, shall be binding on any successor to Company, whether the existence of such successor is the result of a direct or indirect purchase, merger, consolidation, or otherwise, of all or substantially all of the business and/or assets of Company.

     10.3 Requirements of Law. The granting of Awards under the Plan shall be subject to all applicable laws, rules, and regulations, and to such approvals by any governmental agencies or national securities exchanges as may be required.

     10.4 Governing Law. This Plan, and all agreements hereunder, shall be governed by the laws of the State of Delaware.

                                   APPENDIX B

                              DEL WEBB CORPORATION
                    1998 EXECUTIVE LONG-TERM INCENTIVE PLAN

                ARTICLE 1.  ESTABLISHMENT, PURPOSE, AND DURATION

     1.1 Establishment of the Plan. Del Webb Corporation, a Delaware corporation (the "Company"), hereby establishes an incentive compensation plan to be known as the "Del Webb Corporation 1998 Executive Long-Term Incentive Plan" (the "Plan"), as set forth in this document. The Plan permits the grant of Nonqualified Stock Options, Incentive Stock Options, Restricted Stock, Performance Units, and Performance-Based Awards.

     Upon approval by the Board of Directors of Company and subject to shareholder ratification, the Plan shall become effective as of November 4, 1998 (the "Effective Date") and shall remain in effect as provided in Section 1.3.

     1.2 Purpose of the Plan. The purpose of the Plan is to promote the success, and enhance the value, of Company by linking the personal interests of Participants to those of Company shareholders, and by providing Participants with an incentive for outstanding performance.

     The Plan is further intended to provide flexibility to Company in its ability to motivate, attract, and retain the services of Participants upon whose judgment, interest, and special effort the successful conduct of its operation largely is dependent.

     1.3 Duration of the Plan. Subject to approval by the Board of Directors of Company and ratification by the shareholders of Company, the Plan shall commence on the Effective Date, as described in Section 1.1, and shall remain in effect, subject to the right of the Board of Directors to terminate the Plan at any time pursuant to Article 14, until all Shares subject to it shall have been purchased or acquired according to the Plan's provisions. However, in no event may an Award be granted under the Plan on or after November 3, 2008.

                    ARTICLE 2.  DEFINITIONS AND CONSTRUCTION

     2.1 Definitions. Whenever used in the Plan, the following terms shall have the meanings set forth below and, when the meaning is intended, the initial letter of the word is capitalized:

          (a) "Award" means, individually or collectively, a grant under this Plan of Nonqualified Stock Options, Incentive Stock Options, Restricted Stock, Performance Units, or Performance-Based Awards.

          (b) "Beneficial Owner" shall have the meaning ascribed to such term in Rule 13d-3 of the General Rules and Regulations under the Exchange Act.

          (c) "Board" or "Board or Directors" means the Board of Directors of Del Webb Corporation.

          (d) "Cause" means (i) the breach by a Participant of any employment contract between the Participant and Company, (ii) the conviction of a Participant of a felony or crime involving moral turpitude (meaning a crime that necessarily includes the commission of an act of gross depravity, dishonesty or bad morals), or (iii) willful and gross misconduct on the part of a Participant that is materially and demonstrably detrimental to Company.

          (e) A "Change in Control" of Company shall be deemed to have occurred in any or all of the following instances:

             (1) Any "person" as such term is used in Sections 13(d) and 14(d) of the Exchange Act, other than a trustee or other fiduciary holding securities under an employee benefit plan of Company or a corporation owned directly or indirectly by the stockholders of Company in substantially the same proportions as their ownership of stock of Company, is or becomes the "beneficial owner" (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of Company representing 20% or more of the total voting power represented by Company's then outstanding Voting Securities (as defined below); or

             (2) During any period of two consecutive years, individuals who at the beginning of such period constitute the Board of Directors of Company and any new Director whose election by the Board of Directors or nomination for election by Company's stockholders was approved by a vote of at least two-thirds of the Directors then still in office who either were Directors at the beginning of the period or whose election or nomination for election was previously so approved, cease for any reason to constitute a majority thereof; or

             (3) The stockholders of Company approve a merger or consolidation of Company with any other corporation, other than a merger or consolidation which would result in the Voting Securities of Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into Voting Securities of the surviving entity) at least 80% of the total voting power represented by the Voting Securities of Company or such surviving entity outstanding immediately after such merger or consolidation; or

             (4) The stockholders of Company approve a plan of complete liquidation of Company or an agreement for the sale or disposition by Company of (in one transaction or a series of transactions) all or substantially all Company's assets.

          For purposes of this Section, the term "Voting Securities" shall mean and include any securities of Company which vote generally for the election of directors.

          (f) "Code" means the Internal Revenue Code of 1986, as amended from time to time.

          (g) "Committee" means the committee, as specified in Article 3, appointed by the Board to administer the Plan with respect to grants of Awards.

          (h) "Company" means Del Webb Corporation, a Delaware corporation (including any and all Subsidiaries), or any successor thereto as provided in Article 16 herein.

          (i) "Covered Employee" means an Employee who is a "covered employee" within the meaning of Section 162(m) of the Code.

          (j) "Director" means any individual who is a member of the Board of Directors of Company.

          (k) "Disability" means a permanent and total disability, within the meaning of Code Section 22(e)(3), as determined by the Committee in good faith, upon receipt of sufficient competent medical advice from one or more individuals, selected by the Committee, who are qualified to give professional medical advice.

          (l) "Employee" means any full-time, nonunion employee of Company. Directors who are not otherwise employed by Company shall not be considered Employees under this Plan.

          (m) "Exchange Act" means the Securities Exchange Act of 1934, as amended from time to time, or any successor Act thereto.

          (n) "Fair Market Value" means, as of any given date, the fair market value of a Share or other property determined by such methods or procedures as may be established from time to time by the Committee. Unless otherwise determined by the Committee, the Fair Market Value of a Share as of any date shall be the closing price for a Share on any national securities exchange on which the Shares are then listed for that date or, if there is no closing price for that date, the closing price on the next preceding date for which there is a closing price, all as reported in the Wall Street Journal.

          (o) "Incentive Stock Option" or "ISO" means an option to purchase Shares which is designated as an Incentive Stock Option and is intended to meet the requirements of Section 422 of the Code.

          (p) "Insider" means an Employee who is, at the time an Award is made under this Plan, an insider pursuant to Section 16 of the Exchange Act.

          (q) "Non-Employee Director" means a member of the Board who qualifies as a "Non-Employee Director" as defined in Rule 16b-3(b)(3) of the Exchange Act as it may be amended, replaced, or suspended from time to time.

          (r) "Nonqualified Stock Option" or "NQSO" means an Option to purchase Shares which is not intended to be an Incentive Stock Option.

          (s) "Option" means an Incentive Stock Option or a Nonqualified Stock Option.

          (t) "Option Price" means the price at which a Share may be purchased by a Participant pursuant to an Option, as determined by the Committee.

          (u) "Parent" shall have the meaning ascribed to such term in Rule 12b-2 of the General Rules and Regulations under the Exchange Act.

          (v) "Participant" means an Employee of Company who has outstanding an Award granted under the Plan.

          (w) "Performance-Based Awards" means the Restricted Stock Awards and Performance Unit Awards granted to selected Covered Employees pursuant to Articles 7 and 8, but which are subject to the terms and conditions set forth in Article 9. All Performance-Based Awards are intended to qualify as "performance-based compensation" under Section 162(m) of the Code.

          (x) "Performance Criteria" means the criteria that the Committee selects for purposes of establishing the Performance Goal or Performance Goals for a Participant for a Performance Period. The Performance Criteria that will be used to establish Performance Goals are limited to the following: pre- or after-tax net earnings, revenue growth, operating income, operating cash flow, return on net assets, return on shareholders' equity, return on assets, return on capital, Share price growth, shareholder returns, gross or net profit margin, earnings per share, price per Share, and market share, any of which may be measured either in absolute terms or as compared to any incremental increase or as compared to results of a peer group. The Committee shall, within the time prescribed by
     Section 162(m) of the Code, define in an objective fashion the manner of calculating the Performance Criteria it selects to use for such Performance Period for such Participant.

          (y) "Performance Goals" means, for a Performance Period, the goals established in writing by the Committee for the Performance Period based upon the Performance Criteria. Depending on the Performance Criteria used to establish such Goal, the Goal may be expressed in terms of overall Company performance or the performance of an operating unit or community. The Committee, in its discretion, may, within the time prescribed by
     Section 162(m) of the Code, adjust or modify the calculation of Performance Goals for such Performance Period in order to prevent the dilution or enlargement of the rights of Participants, (i) in the event of, or in anticipation of, any unusual or extraordinary corporate item, transaction, event, or development; and (ii) in recognition of, or in anticipation of, any other unusual or nonrecurring events affecting Company, or the financial statements of Company, or (iii) in response to, or in anticipation of, changes in applicable laws, regulations, accounting principles, or business conditions.

          (z) "Performance Period" means the one or more periods of time, which may be of varying and overlapping durations, as the Committee may select, over which the attainment of one or more Performance Goals will be measured for the purpose of determining a Participant's right to, and the payment of, a Performance-Based Award.

          (aa) "Performance Unit" means an Award granted to an Employee pursuant to Article 8.

          (bb) "Period of Restriction" means the period during which the transfer of Shares of Restricted Stock is limited in some way (based on the passage of time, the achievement of performance goals, or upon the occurrence of other events as determined by the Committee, in its discretion), and the Shares are subject to a substantial risk of forfeiture, as provided in Article 7.

          (cc) "Restricted Stock" means an Award granted to a Participant pursuant to Article 7.

          (dd) "Retirement" means a voluntary termination of employment by a Participant who has less than ten (10) years of service with Company at or after age sixty-five (65), or voluntary termination at or after age fifty-five (55) for Participants who have at least ten (10) years of service with Company as of the date of employment termination.

          (ee) "Shares" means the shares of common stock of Del Webb
     Corporation.

          (ff) "Subsidiary" means any corporation in which Company owns directly, or indirectly through subsidiaries, at least fifty percent (50%) of the total combined voting power of all classes of stock, or any other entity (including, but not limited to, partnerships and joint ventures) in which Company owns at least fifty percent (50%) of the combined equity thereof.

     2.2 Gender and Number. Except where otherwise indicated by the context, any masculine term used herein also shall include the feminine; the plural shall include the singular and the singular shall include the plural.

     2.3 Severability. In the event that a court of competent jurisdiction determines that any portion of this Plan is in violation of any statute, common law, or public policy, then only the portions of this Plan that violate such statute, common law, or public policy shall be stricken. All portions of this Plan that do not violate any statute or public policy shall continue in full force and effect. Further, any court order striking any portion of this Plan shall modify the stricken terms as narrowly as possible to give as much effect as possible to the intentions of the parties under this Plan.

                           ARTICLE 3.  ADMINISTRATION

     3.1 The Committee. The Plan shall be administered by the Human Resources Committee of the Board, or by any other Committee appointed by the Board to administer the Plan. In any event, unless otherwise specifically provided by the Board, the Committee shall consist of not less than two (2) Directors each of whom qualifies as (i) a Non-Employee Director, and (ii) an "outside director" under Code Section 162(m) and the regulations thereunder. The members of the Committee shall be appointed from time to time by, and shall serve at the discretion of, the Board of Directors. The Human Resources Committee of the Board shall constitute the Committee unless the Board determines otherwise.

     3.2 Authority of the Committee. The Committee shall have full power, except as limited by law or by the Articles of Incorporation or Bylaws of Company, and subject to the provisions herein, to determine the size and types of Awards; to determine the terms and conditions of such Awards including, but not limited to, the exercise price, grant price, or purchase price, any restrictions or limitations on any Award, any schedule for lapse of forfeiture restrictions or restrictions on the exercisability of an Award, and accelerations or waivers thereof, based in each case on such considerations as the Committee in its sole discretion determines; to cancel and reissue any Awards granted hereunder in the event the Award lapses for any reason (provided that the Committee shall not have the authority to reprice previously issued and currently outstanding Awards without shareholder approval); to construe and interpret the Plan and any agreement or instrument entered into under the Plan; to establish, amend, or waive rules and regulations for the Plan's administration; and (subject to the provisions of Article 14) to amend the terms and conditions of any outstanding Award to the extent such terms and conditions are within the discretion of the Committee as provided in the Plan. Further, the Committee shall make all other determinations which may be necessary or advisable for the administration of the Plan. As permitted by law, the Committee may delegate its authorities as identified hereunder.

     3.3 Decisions Binding. All determinations and decisions made by the Committee pursuant to the provisions of the Plan and all related orders or resolutions of the Board of Directors shall be final, conclusive, and binding on all persons, including Company, its stockholders, Employees, Participants, and their estates and beneficiaries.

     3.4 Delegation. The Committee may delegate to any officer of Company or any committee comprised of officers of Company the authority to take any and all actions permitted or required to be taken by the Committee hereunder; provided that such delegation shall not be permitted with respect to Options or other Awards granted or to be granted to any officer of Company and that, to the extent the Committee delegates authority to grant Options and other Awards hereunder, such delegation shall specify the aggregate number of Shares that may be awarded pursuant to such delegation and may establish the maximum number of Shares that may be subject to any Award made pursuant to such delegation and any other limitations thereon that the Committee may choose to impose.

                     ARTICLE 4.  SHARES SUBJECT TO THE PLAN

     4.1 Number of Shares. Subject to adjustment as provided in Section 4.3, the total number of Shares available for grant under the Plan shall be one million (1,000,000). These one million (1,000,000) Shares may be either authorized but unissued or reacquired Shares.

     4.2 Lapsed Awards. If any Award granted under this Plan is canceled, terminates, expires, or lapses for any reason, any Shares subject to such Award again shall be available for the grant of an Award under the Plan.

     4.3 Adjustments in Authorized Shares. The Committee may make or provide for such adjustments in the (a) number of Shares covered by outstanding Awards granted hereunder, (b) prices per Share applicable to outstanding Awards and (c) kind of Shares covered thereby, as the Committee in its sole discretion may in good faith determine to be equitably required in order to prevent dilution or enlargement of the rights of Participants that otherwise would result from (x) any stock dividend, stock split, combination or exchange of Shares, recapitalization or other change in the capital structure of Company, (y) any merger, consolidation, spin-off, spin-out, split-off, split-up, reorganization, partial or complete liquidation, or other distribution of assets (other than a normal cash dividend), issuance of rights or warrants to purchase securities, or
(z) any other corporate transaction or event having an effect similar to any of the foregoing. Moreover, in the event of any such transaction or event, the Committee may provide in substitution for any or all outstanding Awards under this Plan such alternative consideration as it may in good faith determine to be equitable under the circumstances and may require in connection therewith the surrender of all Awards so replaced. The Committee may also make or provide for such adjustments in the number of Shares specified in Section 4.1, 4.4, or 9.5 as the Committee in its sole discretion may in good faith determine to be appropriate in order to reflect any transaction or event described in this Section. Any adjustment pursuant to this Section will be conclusive and binding for all purposes of the Plan.

     4.4 Limitation on Number of Shares Subject to Award. Notwithstanding any provision in the Plan to the contrary, the maximum number of shares of Stock that may be subject to one or more Awards granted to any one Participant over the term of the Plan shall be three hundred thousand (300,000).

                   ARTICLE 5.  ELIGIBILITY AND PARTICIPATION

     5.1 Eligibility. Persons eligible to participate in this Plan include all officers and key Employees of Company, as determined by the Committee, including Employees who are members of the Board, but excluding Non-Employee Directors.

     5.2 Actual Participation. Subject to the provisions of the Plan, the Committee may, from time to time, select from all eligible Employees those to whom Awards shall be granted and shall determine the nature and amount of each Award. No Employee shall have any right to be granted an Award under this Plan. In addition, nothing in this Plan shall interfere with or limit in any way the right of Company to terminate any Participant's employment at any time, nor confer upon any Participant any right to continue in the employ of Company.

                           ARTICLE 6.  STOCK OPTIONS

     6.1 Grant of Options. Subject to the terms and provisions of the Plan, Options may be granted to Employees at any time and from time to time as shall be determined by the Committee. The Committee shall have discretion in determining the number of Shares subject to Options granted to each Participant. The Committee may grant ISOs, NQSOs, or a combination thereof. Nothing in this
Article 6 shall be deemed to prevent the grant of NQSOs in excess of the maximum established for ISOs by Section 422(d) of the Code.

     6.2 Option Agreement. Each Option grant shall be evidenced by an Option Agreement that shall specify the Option Price, the duration of the Option, the number of Shares to which the Option pertains, and such other provisions as the Committee shall determine. The Option Agreement also shall specify whether the Option is intended to be an ISO within the meaning of Section 422 of the Code, or a NQSO whose grant is intended not to fall under the provisions of Section 422 of the Code.

     6.3 Option Price. The Option Price for each grant of an Option shall not be less than one hundred percent (100%) of the Fair Market Value of such Share on the date the Option is granted.

     6.4 Duration of Options. Each Option shall expire at such time as the Committee shall determine at the time of grant; provided, however, that no Option shall be exercisable later than the tenth (10th) anniversary date of its grant.

     6.5 Exercise of Options. Options granted under the Plan shall be exercisable at such times and be subject to such restrictions and conditions as the Committee shall in each instance approve, which need not be the same for each grant or for each Participant.

     6.6 Payment. Options shall be exercised by the delivery of a written notice of exercise to the Secretary of Company, setting forth the number of Shares with respect to which the Option is to be exercised, accompanied by full payment for the Shares.

     The Option Price upon exercise of any Option shall be payable to Company in full either: (a) in cash or its equivalent, or (b) by tendering previously acquired Shares having a Fair Market Value at the time of exercise equal to the total Option Price, or (c) by a combination of (a) and (b).

     The Committee also may allow cashless exercise as permitted under Federal Reserve Board's Regulation T, subject to applicable securities law restrictions, or by any other means which the Committee determines to be consistent with the Plan's purpose and applicable law. The proceeds from such a payment shall be added to the general funds of Company and shall be used for general corporate purposes.

     As soon as practicable after receipt of a written notification of exercise and full payment, Company shall deliver to the Participant, in the Participant's name, Share certificates in an appropriate amount based upon the number of Shares purchased under the Option(s).

     6.7 Restrictions on Share Transferability. The Committee shall impose such restrictions on any Shares acquired pursuant to the exercise of an Option under the Plan as it may deem advisable, including, without limitation, restrictions under applicable Federal securities laws, under the requirements of any stock exchange or market upon which such Shares are then listed and/or traded, and under any blue sky or state securities laws applicable to such Shares.

     6.8  Termination of Employment Due to Death, Disability, or Retirement.

          (a) Termination by Death. In the event the employment of a Participant is terminated by reason of death, any outstanding Options granted to that Participant which are deemed vested as of the date of death shall remain exercisable at any time prior to their expiration date, or for one (1) year after the date that employment was terminated, whichever period is shorter, by such person or persons as shall have been named as the Participant's beneficiary or by such persons that have acquired the Participant's rights under the Option by will or by the laws of descent and distribution.

          The portion of any outstanding Option which is deemed vested under this Plan as of the date of employment termination shall be determined according to the following guidelines:

             (i) The portion of the Option which is exercisable as of the date of employment termination shall remain exercisable;

             (ii) The percentage vesting of the portion of an Option which otherwise would have vested on the anniversary of the date of grant next following the Participant's death (the "Next Vesting Date"), shall equal a fraction, the numerator of which is the number of full weeks of such Participant's employment during the 12-month period ending on the Next Vesting Date, and the denominator of which is fifty-two (52); and

             (iii) Any portion of an Option which is not deemed vested as of the date of employment termination, including the portion of an Option that is not deemed vested prior to the Next Vesting Date (determined in accordance with Subparagraph (ii) above), and the portion of an Option which would have vested after the Next Vesting Date, shall expire immediately and may not be exercised following such time. The Shares subject to such expired Option shall be forfeited by the Participant and shall again be available for grant under the Plan.

          (b) Termination by Disability. In the event the employment of a Participant is terminated by reason of Disability, any outstanding Options granted to that Participant which are vested as of the date of termination due to Disability shall remain exercisable at any time prior to their expiration date, or for one (l) year after the date of termination due to Disability, whichever period is shorter.

          The portion of any outstanding Option which is deemed vested as of the date of termination due to Disability shall be determined pursuant to the guidelines set forth in Subparagraphs (a)(i) through (a)(iii) of this
     Section 6.8.

          Any Options that are not vested as of the date of termination due to Disability shall expire immediately and may not be exercised following such date.

          (c) Termination by Retirement. In the event the employment of a Participant is terminated by reason of Retirement, any outstanding Options granted to that Participant which are vested as of the effective date of Retirement shall remain exercisable at any time prior to their expiration date, or for three (3) years after the effective date of Retirement, whichever period is shorter.

          The portion of any outstanding Option which is deemed vested as of the effective date of Retirement shall be determined pursuant to the guidelines set forth in Subparagraphs (a)(i) through (a)(iii) of this Section 6.8.

          Any Options which are not vested as of the effective date of Retirement shall expire immediately and may not be exercised following such date.

          (d) Exercise Limitations on ISOs. In the case of ISOs, the tax treatment prescribed under Section 422 of the Code may not be available if the Options are not exercised within the Section 422 prescribed time periods after each of the various types of employment termination.

          (e) Option Agreements. The exercise periods and vesting rules described in Subparagraphs (a), (b), and (c) above shall apply in the absence of any contrary provisions in the Option Agreement. The Committee may prescribe alternative vesting rules and exercise periods in an Option Agreement.

     6.9 Termination of Employment for Other Reasons. Except as otherwise provided in an applicable Option Agreement, if the employment of a Participant shall terminate for any reason (other than the reasons set forth in Section 6.8 or for Cause), all Options held by the Participant which are not vested as of the effective date of employment termination immediately shall be forfeited to Company (and shall once again become available for grant under the Plan).

     Except as otherwise provided in an applicable Option Agreement, options which are vested as of the effective date of employment termination may be exercised by the Participant within the period beginning on the effective date of employment termination and ending three (3) months after such date.

     If the employment of a Participant shall terminate for Cause, all outstanding Options held by the Participant immediately shall be forfeited to Company and no additional exercise period shall be allowed, regardless of the vested status of the Options.

     6.10 Nontransferability of Options. An Incentive Stock Option granted under the Plan may not be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated, other than by will or by the laws of descent and distribution. A NQSO granted under the Plan may be transferrable subject to such terms and conditions as may be established by the Committee from time to time. All Options granted to a Participant under the Plan shall be exercisable during his or her lifetime only by such Participant; provided that a NQSO that has been transferred pursuant to the preceding sentence may be exercised by the transferee.

                          ARTICLE 7.  RESTRICTED STOCK

     7.1 Grant of Restricted Stock. Subject to the terms and provisions of the Plan, the Committee, at any time and from time to time, may grant Shares of Restricted Stock to eligible Employees in such amounts as the Committee shall determine. The total number of Shares of Restricted Stock granted under this Plan pursuant to Restricted Stock Agreements that include only time based restrictions shall not exceed one hundred thousand (100,000) Shares of Restricted Stock. The total number of Shares of Restricted Stock granted under this Plan pursuant to Restricted Stock Agreements that include restrictions based on achievement of specific performance goals, (including, but not limited to Company-wide, divisional, and/or individual goals) shall not exceed an additional one hundred thousand (100,000) Shares.

     7.2 Restricted Stock Agreement. Each Restricted Stock grant shall be evidenced by a Restricted Stock Agreement that shall specify the Period of Restriction, or Periods, the number of Restricted Stock Shares granted, and such other provisions as the Committee shall determine.

     7.3 Transferability. Except as provided in this Article 7, the Shares of Restricted Stock granted under this Plan may not be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated until the end of the applicable Period of Restriction established by the Committee and specified in the Restricted Stock Agreement, or upon earlier satisfaction of any other conditions, as specified by the Committee in its sole discretion and set forth in the Restricted Stock Agreement. All rights with respect to the Restricted Stock granted to a Participant under the Plan shall be available during his or her lifetime only to such Participant.

     7.4 Other Restrictions. The Committee shall impose such other restrictions on any Shares of Restricted Stock granted pursuant to the Plan as it may deem advisable including, without limitation, restrictions based upon the achievement of specific performance goals (Company-wide, divisional, and/or individual), and/or restrictions under applicable Federal or state securities laws;

and may legend the certificates representing Restricted Stock to give appropriate notice of such restrictions.

     7.5 Certificate Legend. In addition to any legends placed on certificates pursuant to Section 7.4, each certificate representing Shares of Restricted Stock granted pursuant to the Plan may bear the following legend:

          "The sale or other transfer of the Shares of Stock represented by this certificate, whether voluntary, involuntary, or by operation of law, is subject to certain restrictions on transfer as set forth in the Del Webb Corporation 1998 Executive Long-Term Incentive Plan, and in a Restricted Stock Agreement. A copy of the Plan and such Restricted Stock Agreement may be obtained from the Secretary of Del Webb Corporation."

     7.6 Removal of Restrictions. Except as otherwise provided in this Article 7, Shares of Restricted Stock covered by each Restricted Stock grant made under the Plan shall become freely transferable by the Participant after the last day of the Period of Restriction. Once the Shares are released from the restrictions, the Participant shall be entitled to have the legend required by
Section 7.5 removed from his or her Share certificate.

     7.7 Voting Rights. During the Period of Restriction, Participants holding Shares of Restricted Stock granted under this Plan may exercise full voting rights with respect to those Shares.

     7.8 Dividends and Other Distributions. During the Period of Restriction, Participants holding Shares of Restricted Stock granted under this Plan shall be entitled to receive all dividends and other distributions paid with respect to those Shares while they are so held. If any such dividends or distributions are paid in Shares, the Shares shall be subject to the same restrictions on transferability and forfeitability as the Shares of Restricted Stock with respect to which they were paid.

     7.9 Termination of Employment. If the employment of a Participant shall terminate for any reason, except as otherwise set forth in the Restricted Stock Agreement all nonvested shares of Restricted Stock held by the Participant upon the effective date of employment termination immediately shall be forfeited and shall once again become available for grant under the Plan. The number of Shares of Restricted Stock which are deemed vested as of the effective date of employment termination shall be determined pursuant to the guidelines set forth with respect to the vesting of Options, as specified in Sections 6.8 and 6.9, except as otherwise provided in the Restricted Stock Agreement.

                         ARTICLE 8.  PERFORMANCE UNITS

     8.1 Grant of Performance Units. Subject to the terms of the Plan, Performance Units may be granted to eligible Employees at any time and from time to time, as shall be determined by the Committee. The Committee shall have complete discretion in determining the number of Performance Units granted to each Participant. The terms upon which the Performance Units are granted shall be set forth in a Performance Unit Award Agreement

     8.2 Value of Performance Units. Each Performance Unit shall have an initial value that is established by the Committee at the time of grant. The Committee shall set performance goals in its discretion which, depending on the extent to which they are met, will determine the number and/or value of Performance Units that will be paid out to the Participants.

     8.3 Earning of Performance Units. After the applicable time period during which the goals must be met, the holder of Performance Units shall be entitled to receive payout on the number of

Performance Units earned by the Participant over such period, to be determined as a function of the extent to which the corresponding performance goals have been achieved, all as set forth in the Performance Unit Award Agreement.

     8.4 Form and Timing of Payment of Performance Units. Payment of earned Performance Units shall be made in a single lump sum, within forty-five (45) calendar days following the close of the applicable time period during which the goals must be met. The Committee, in its sole discretion, may pay earned Performance Units in the form of cash or in Shares (or in a combination thereof) which have an aggregate Fair Market Value equal to the value of the earned Performance Units at the close of such period.

     Prior to the beginning of each time period during which the goals must be met, Participants may elect to defer the receipt of the Performance Unit payout upon such terms as the Committee deems appropriate.

     8.5 Termination of Employment Due to Death, Disability, Retirement, or Involuntary Termination (without Cause). In the event the employment of a Participant is terminated by reason of death, Disability, Retirement, or involuntary termination without Cause during a Performance Period, the Participant shall receive a prorated payout of the Performance Units. The prorated payout shall be determined by the Committee, in its sole discretion, based upon the guidelines set forth with respect to the vesting of Options, as specified in Sections 6.8 and 6.9, or such other standards as may be prescribed by the Committee in the Performance Unit Award Agreement, and further adjusted based on the achievement of the preestablished performance goals.

     Payment of earned Performance Units shall be made at the same time payments are made to Participants who did not terminate employment during the applicable time period during which the goals must be met.

     8.6 Termination of Employment for Other Reasons. In the event that a Participant terminates employment with Company for any reason other than those reasons set forth in Section 8.5, unless the Committee determines otherwise, all Performance Units shall be forfeited by the Participant to Company and shall once again be available for grant under the Plan.

     8.7 Nontransferability. Performance Units may not be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated, other than by will or by the laws of descent and distribution. Further a Participant's rights under the Plan shall be exercisable during the Participant's lifetime only by the Participant or the Participant's legal representative.

                      ARTICLE 9.  PERFORMANCE-BASED AWARDS

     9.1 Purpose. The purpose of this Article 9 is to provide the Committee the ability to qualify the Restricted Stock Awards under Article 7 and the Performance Unit Awards under Article 8 as "performance-based compensation" under Section 162(m) of the Code. If the Committee, in its discretion, decides to grant a Performance-Based Award to a Covered Employee, the provisions of this
Article 9 shall control over any contrary provision contained in Articles 7 or 8.

     9.2 Applicability. This Article 9 shall apply only to those Covered Employees selected by the Committee to receive Performance-Based Awards. The Committee may, in its discretion, grant Restricted Stock Awards or Performance Unit Awards to Covered Employees that do not satisfy the requirements of this
Article 9. The designation of a Covered Employee as a Participant for a Performance Period shall not in any manner entitle the Participant to receive an Award for the period. Moreover, designation of a Covered Employee as a Participant for a particular Performance

Period shall not require designation of such Covered Employee as a Participant in any subsequent Performance Period and designation of one Covered Employee as a Participant shall not require designation of any other Covered Employee as a Participant in such period or in any other period.

     9.3 Discretion of Committee with Respect to Performance Awards. With regard to a particular Performance Period, the Committee shall have full discretion to select the length of such Performance Period, the type of Performance-Based Awards to be issued, the kind and/or level of the Performance Goal, and whether the Performance Goal is to apply to Company, a Subsidiary or any division or business unit thereof.

     9.4 Payment of Performance Awards. Unless otherwise provided in the relevant Award Agreement, a Participant must be employed by Company or a Subsidiary on the last day of the Performance Period to be eligible for a Performance Award for such Performance Period. Furthermore, a Participant shall be eligible to receive payment under a Performance-Based Award for a Performance Period only if the Performance Goals for such period are achieved.

     In determining the actual size of an individual Performance-Based Award, the Committee may reduce or eliminate the amount of the Performance-Based Award earned for the Performance Period, if in its sole and absolute discretion such reduction or elimination is appropriate.

     9.5 Maximum Award Payable. Notwithstanding any provision contained in the Plan to the contrary, the maximum Performance-Based Award payable to any one Participant under the Plan for a Performance Period is seventy-five thousand (75,000) Shares, or in the event the Performance-Based Award is paid in cash, such maximum Performance-Based Award shall be determined by multiplying seventy-five thousand (75,000) by the Fair Market Value of one Share as of the date of grant of the Performance-Based Award.

                      ARTICLE 10.  BENEFICIARY DESIGNATION

     Each Participant under the Plan may, from time to time, name any beneficiary or beneficiaries (who may be named contingently or successively) to whom any benefit under the Plan is to be paid in case of his or her death before he or she receives any or all of such benefit. Each such designation shall revoke all prior designations by the same Participant, shall be in a form prescribed by Company, and will be effective only when filed by the Participant in writing with the Human Resource Department of Company during the Participant's lifetime. In the absence of any such designation, benefits remaining unpaid at the Participant's death shall be paid to the Participant's estate.

                             ARTICLE 11.  DEFERRALS

     The Committee may permit a Participant to defer such Participant's receipt of the payment of cash or the delivery of Shares that would otherwise be due to such Participant by virtue of the exercise of an Option, the lapse or waiver of restrictions with respect to Restricted Stock, or the satisfaction of any requirements or goals with respect to Performance Units. If any such deferral election is required or permitted, the Committee shall, in its sole discretion, establish rules and procedures for such payment deferrals.

                        ARTICLE 12.  RIGHTS OF EMPLOYEES

     12.1 Employment. Nothing in the Plan shall interfere with or limit in any way the right of Company to terminate any Participant's employment at any time, nor confer upon any Participant any right to continue in the employ of Company.

     For purposes of the Plan, transfer of employment of a Participant between Company and any one of its Subsidiaries (or between Subsidiaries) shall not be deemed a termination of employment.

     12.2 Participation. No Employee shall have the right to be selected to receive an Award under this Plan, or, having been so selected, to be selected to receive a future Award.

                         ARTICLE 13.  CHANGE IN CONTROL

     Upon the occurrence of a Change in Control, unless otherwise specifically prohibited by the terms of Article 17:

          (a) Any and all Options granted under the Plan shall become immediately exercisable and shall remain exercisable by the Participant at any time prior to their expiration date or for one (1) year after the date of the occurrence of the Change in Control, whichever period is shorter; provided that, if the Participant is terminated following such Change in Control, the provisions of the Plan regarding exercisability of vested options set forth in Sections 6.8 and 6.9 shall apply.

          (b) Any restriction periods and restrictions imposed on Restricted Shares shall lapse, and within ten (10) business days after the occurrence of a Change in Control, the stock certificates representing Shares of Restricted Stock, without any restrictions or legend thereon, shall be delivered to the applicable Participants;

          (c) The value of all Performance Units and the time and manner of payment for Performance Units shall be governed by the terms of the Performance Unit Award Agreement; and

          (d) Subject to Article 14, the Committee shall have the authority to make any modifications to the Awards as determined by the Committee to be appropriate before the effective date of the Change in Control.

             ARTICLE 14.  AMENDMENT, MODIFICATION, AND TERMINATION

     14.1 Amendment, Modification, and Termination. With the approval of the Board, at any time and from time to time, the Committee may terminate, amend, or modify the Plan. However, to the extent necessary and desirable to comply with any applicable law, regulation, or stock exchange rule, the Board shall obtain shareholder approval of any Plan amendment in such manner and to such a degree as may be required.

     14.2 Awards Previously Granted. No termination, amendment, or modification of the Plan shall in any manner adversely affect any Award previously granted under the Plan, without the written consent of the Participant holding such Award.

                            ARTICLE 15.  WITHHOLDING

     The Company shall have the power and the right to deduct or withhold, or require a Participant to remit to Company, an amount sufficient to satisfy Federal, state, and local taxes (including the

Participant's FICA obligation) required by law to be withheld with respect to any grant, exercise, or payment made under or as a result of this Plan.

                            ARTICLE 16.  SUCCESSORS

     All obligations of Company with respect to Awards granted under the Plan shall be binding on any successor to Company, whether the existence of such successor is the result of a direct or indirect purchase, merger, consolidation, or otherwise, of all or substantially all of the business and/or assets of Company.

                        ARTICLE 17.  REQUIREMENTS OF LAW

     17.1 Requirements of Law. The granting of Awards and the issuance of Shares under the Plan shall be subject to all applicable laws, rules, and regulations, and to such approvals by any governmental agencies or national securities exchanges as may be required.

     17.2 Governing Law. The Plan, and all agreements hereunder, shall be governed by the laws of the State of Delaware.

                              DEL WEBB CORPORATION
               Annual Meeting of Shareholders -- November 4, 1998
          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

    The undersigned hereby appoints Philip J. Dion, Robertson C. Jones and Donald V. Mickus and each of them, proxies with full power of substitution and revocation, acting unanimously and voting or if only one is present and voting then that one, to vote, as designated below, all shares of Common Stock of Del Webb Corporation held of record by the undersigned on September 14, 1998, at the Annual Meeting of Shareholders to be held on November 4, 1998, and at any adjournment or adjournments thereof, with all the powers the undersigned would possess if present.

   THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR PROPOSALS 1, 2, 3 AND 4 BELOW

1. ELECTION OF THREE DIRECTORS TO CLASS II OF THE BOARD OF DIRECTORS (Check one box only):

  [ ] FOR all nominees listed below (except as marked to the contrary below): [ ] WITHHOLD authority to vote for all nominees listed below.

          D. KENT ANDERSON          MICHAEL E. ROSSI         SAM YELLEN

(Instructions: To withhold authority to vote for any individual nominee, check the "FOR all nominees" box above and write that nominee's name in the space provided below.)

--------------------------------------------------------------------------------

2. APPROVAL OF THE DEL WEBB CORPORATION 1998 DIRECTOR STOCK PLAN:

          [ ] FOR                [ ] AGAINST               [ ] ABSTAIN

3. APPROVAL OF THE DEL WEBB CORPORATION 1998 EXECUTIVE LONG-TERM INCENTIVE PLAN:

          [ ] FOR                [ ] AGAINST               [ ] ABSTAIN

                     PLEASE SIGN AND DATE THE REVERSE SIDE.

4. RATIFICATION OF THE APPOINTMENT OF KPMG PEAT MARWICK LLP AS THE PRINCIPAL INDEPENDENT PUBLIC ACCOUNTING FIRM OF THE COMPANY FOR THE YEAR ENDING JUNE 30, 1999:

                      [ ] FOR    [ ] AGAINST    [ ] ABSTAIN

5. In the proxies' discretion on such other matters as may properly come before the meeting on any adjournments thereof.

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED SHAREHOLDER. IF NO DIRECTION IS GIVEN, THIS PROXY WILL BE VOTED FOR PROPOSALS 1, 2, 3 AND 4 AND IN THE DISCRETION OF THE PROXIES ON SUCH OTHER MATTERS AS MAY PROPERLY COME BEFORE THE MEETING OR ANY ADJOURNMENTS THEREOF.
                                             DATED, 1998

                                             -----------------------------------
                                                         (Sign Here)

                                             -----------------------------------
                                                (Sign Here, if Held Jointly)
                                             (Please sign EXACTLY as your name
                                             appears hereon. When signing as
                                             attorney, executor, administrator,
                                             trustee or guardian, please give
                                             full title. If more than one
                                             trustee, all should sign. All joint
                                             owners should sign. If a
                                             corporation, sign in full corporate
                                             name by president or other
                                             authorized officer. If in a
                                             partnership, sign in partnership
                                             name by authorized person.

[ ] PLEASE CHECK IF YOU PLAN TO ATTEND THE SHAREHOLDER MEETING. PLEASE MARK,
    SIGN, DATE AND RETURN THE PROXY CARD PROMPTLY USING THE ENCLOSED ENVELOPE.